                                                                  EXECUTION COPY

                                                                     EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT

                                      among

                       VANGUARD INFO-SOLUTIONS CORPORATION

        (a New Jersey corporation formerly known as B2B Solutions, Inc.),

                     THE VANGUARD STOCKHOLDERS NAMED HEREIN,

                   THE AUTHORIZED REPRESENTATIVE NAMED HEREIN

                                       and

                           THE A CONSULTING TEAM, INC.

                            (a New York corporation)

                                   Dated as of

                                January 21, 2005

                                TABLE OF CONTENTS

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
ARTICLE 1             DEFINITIONS AND USAGE......................................................................1

         Section 1.1           Definitions.......................................................................1
         Section 1.2           Other Defined Terms...............................................................8
         Section 1.3           Usage............................................................................10

ARTICLE 2             CONSUMMATION OF THE EXCHANGE TRANSACTION..................................................11

         Section 2.1           The Exchange Transaction.........................................................11
         Section 2.2           Issuance of Exchange Shares......................................................11
         Section 2.3           Closing..........................................................................11
         Section 2.4           Closing Obligations..............................................................11

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE Vanguard STOCKHOLDERS...............................13

         Section 3.1           Organization and Good Standing...................................................13
         Section 3.2           No Conflict; No Consent; Enforceability..........................................13
         Section 3.3           Books and Records................................................................14
         Section 3.4           Capitalization...................................................................14
         Section 3.5           Financial Statements.............................................................15
         Section 3.6           No Undisclosed Liabilities.......................................................16
         Section 3.7           No Material Adverse Change.......................................................16
         Section 3.8           Absence of Certain Changes or Events.............................................16
         Section 3.9           Taxes............................................................................18
         Section 3.10          Accounts and Notes Receivable....................................................19
         Section 3.11          Title to Properties; Encumbrances................................................19
         Section 3.12          Condition and Sufficiency of Assets..............................................20
         Section 3.13          Intellectual Property............................................................21
         Section 3.14          Contracts; No Defaults...........................................................24
         Section 3.15          Employees........................................................................28
         Section 3.16          Labor Relations; Compliance......................................................28
         Section 3.17          Employee Plans...................................................................29
         Section 3.18          Compliance with Legal Requirements...............................................32
         Section 3.19          Legal Proceedings; Orders........................................................33
         Section 3.20          Relationships with Related Persons...............................................34
         Section 3.21          Accounts and Notes Payable.......................................................35
         Section 3.22          Certain Agreements...............................................................35
         Section 3.23          Insurance........................................................................35
         Section 3.24          Bank Accounts....................................................................35
         Section 3.25          Brokers or Finders...............................................................35
         Section 3.26          Disclosure.......................................................................35
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                                TABLE OF CONTENTS
                                   (continued)
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
ARTICLE 4             ADDITIONAL REPRESENTATIONS OF THE Vanguard STOCKHOLDERS...................................35

         Section 4.1           Title to Vanguard Capital Stock; No Agreements...................................36
         Section 4.2           Organization, Good Standing and Power............................................36
         Section 4.3           Enforceability; Authority; No Conflict; No Consent...............................36
         Section 4.4           Certain United States Laws.......................................................37
         Section 4.5           Investment Representations.......................................................37
         Section 4.6           Representation by Legal Counsel; Review of Agreement.............................39

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF TACT....................................................39

         Section 5.1           Organization and Good Standing...................................................39
         Section 5.2           Books and Records................................................................40
         Section 5.3           No Conflict; No Consent..........................................................40
         Section 5.4           Capitalization...................................................................41
         Section 5.5           No Material Adverse Change.......................................................41
         Section 5.6           Absence of Certain Changes or Events.............................................41
         Section 5.7           Legal Proceedings; Orders........................................................42
         Section 5.8           SEC Reports......................................................................43
         Section 5.9           Brokers or Finders...............................................................44

ARTICLE 6             COVENANTS OF Vanguard PRIOR TO CLOSING DATE...............................................44

         Section 6.1           Access and Investigation.........................................................44
         Section 6.2           Required Approvals...............................................................44
         Section 6.3           Business Operations of the Acquired Companies....................................45
         Section 6.4           Negative Covenant................................................................45
         Section 6.5           Notification.....................................................................45
         Section 6.6           Payment of Indebtedness by Related Persons.......................................46
         Section 6.7           Best Efforts.....................................................................46
         Section 6.8           Restriction on Transfer of Exchange Shares.......................................46
         Section 6.9           Restrictions on Transfer of Transferred Vanguard Shares Prior to Closing.........48

ARTICLE 7             COVENANTS OF TACT PRIOR TO CLOSING DATE...................................................48

         Section 7.1           Access and Investigation.........................................................48
         Section 7.2           Required Approvals...............................................................49
         Section 7.3           Business Operations of the Acquired Companies....................................49
         Section 7.4           Negative Covenant................................................................49
         Section 7.5           Notification.....................................................................49
         Section 7.6           Payment of Indebtedness by Related Persons.......................................50
         Section 7.7           No Solicitation by TACT..........................................................50
         Section 7.8           Shareholders' Meeting............................................................51
         Section 7.9           Best Efforts.....................................................................52
         Section 7.10          Registration Rights..............................................................52
         Section 7.11          Declaration and Payment of Dividend..............................................52
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                                TABLE OF CONTENTS
                                   (continued)
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
ARTICLE 8             ADDITIONAL COVENANTS......................................................................53

         Section 8.1           Public Announcements.............................................................53
         Section 8.2           Confidentiality..................................................................53
         Section 8.3           Board Membership.................................................................53

ARTICLE 9             CONDITIONS PRECEDENT TO TACT'S OBLIGATION TO CLOSE........................................54

         Section 9.1           Accuracy of Representations......................................................54
         Section 9.2           Vanguard Stockholders' Performance...............................................54
         Section 9.3           Additional Documents.............................................................54
         Section 9.4           Consummation of Other Transactions...............................................55
         Section 9.5           No Proceedings...................................................................55
         Section 9.6           No Material Adverse Effect.......................................................55
         Section 9.7           Intentionally Omitted............................................................55
         Section 9.8           Castor...........................................................................55

ARTICLE 10            CONDITIONS PRECEDENT TO Vanguard STOCKHOLDERS' OBLIGATION TO CLOSE........................55

         Section 10.1          Accuracy of Representations......................................................55
         Section 10.2          TACT's Performance...............................................................56
         Section 10.3          Additional Documents.............................................................56
         Section 10.4          Consummation of Other Transactions...............................................56
         Section 10.5          No Proceedings...................................................................56
         Section 10.6          No Material Adverse Change.......................................................56
         Section 10.7          Falcone Employment Agreement.....................................................56
         Section 10.8          Resignations.....................................................................56

ARTICLE 11            INDEMNIFICATION; REMEDIES; LIMITS ON LIABILITY............................................57

         Section 11.1          Indemnification..................................................................57
         Section 11.2          Limitations on Indemnification...................................................60
         Section 11.3          Set-Off Against Escrowed Shares..................................................61
         Section 11.4          Survival of Representations and Warranties.......................................61
         Section 11.5          Claims...........................................................................62
         Section 11.6          Limitation of Remedies as to Berenson............................................62


ARTICLE 12            TERMINATION...............................................................................62

         Section 12.1          Termination by Mutual Consent....................................................62
         Section 12.2          Termination by the Authorized Representative or TACT.............................62
         Section 12.3          Termination by TACT..............................................................62
         Section 12.4          Termination by the Authorized Representative.....................................63
         Section 12.5          Effect of Termination............................................................63
         Section 12.6          Extension; Waiver................................................................65
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                                TABLE OF CONTENTS
                                   (continued)
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
ARTICLE 13            MISCELLANEOUS PROVISIONS..................................................................65

         Section 13.1          Expenses.........................................................................65
         Section 13.2          Notices..........................................................................65
         Section 13.3          Entire Agreement; Modifications..................................................67
         Section 13.4          Governing Law; Submission to Jurisdiction; Venue.................................67
         Section 13.5          Assignment; Successors; No Third Party Rights....................................67
         Section 13.6          Severability.....................................................................67
         Section 13.7          No Waiver........................................................................68
         Section 13.8          Jurisdiction; Service of Process.................................................68
         Section 13.9          Further Assurances...............................................................68
         Section 13.10         Counterparts.....................................................................68
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                                      -iv-

                            SHARE EXCHANGE AGREEMENT

         This SHARE EXCHANGE AGREEMENT is made as of January 21, 2005 among Vanguard Info-Solutions Corporation, a corporation organized under the New Jersey Corporations Act formerly known as B2B Solutions, Inc. ("Vanguard"), each of the Vanguard Stockholders (as defined herein), T.V. Govindarajan in his capacity as the representative of all of the Vanguard Stockholders (in such capacity, the "Authorized Representative"), and The A Consulting Team, Inc., a New York corporation ("TACT").

                                  THE RECITALS

         A. On the terms and conditions hereinafter provided, TACT desires to acquire from the Vanguard Stockholders, and the Vanguard Stockholders desire to transfer to TACT, 100% of the issued and outstanding capital stock, no par value ("Vanguard Capital Stock"), of Vanguard (the "Transferred Vanguard Shares") in exchange for an aggregate of 7,312,796 shares of common stock, $0.01 par value per share ("TACT Common Stock"), of TACT (the "Exchange Transaction"), as such number may be subsequently adjusted pursuant to the terms of this Agreement.

         B. Oak Finance Investments Limited, a company formed under the laws of the British Virgin Islands ("Oak"), has agreed to purchase, simultaneously with the consummation of the Exchange Transaction, from the TACT Stockholder and his spouse 1,024,697 shares of TACT Common Stock at a purchase price of $10.25 per share, pursuant to an agreement dated as of the date hereof between the TACT Stockholder and Oak (the "Shareholder Stock Purchase Agreement"), which purchase has been approved by the board of directors of TACT.

         C. Oak has agreed, simultaneously with the consummation of the Exchange Transaction and for a period of 120 days thereafter, to purchase from TACT up to 1,250,000 shares of TACT Common Stock pursuant to an agreement dated as of the date hereof between Oak and TACT (the "TACT Stock Purchase Agreement").

         D. The Authorized Representative and each of the Vanguard Stockholders have entered into an Irrevocable Power of Attorney and Custody Agreement, a form of which is attached hereto as Exhibit B (the "Custody Agreement") and, simultaneously with the execution and delivery hereof, each of the Vanguard Stockholders has executed and delivered to TACT a Stockholder Certificate, a form of which is attached hereto as Exhibit C (each, a "Stockholder Certificate").

         E. The Board of Directors of TACT has approved the Contemplated Company Transactions and has, subject to the terms and conditions contained herein, agreed to recommend to its shareholders that they approve the Contemplated Company Transactions.

         F. The approval of the shareholders of TACT is necessary to consummate the Contemplated Company Transactions.

                                  THE AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                              DEFINITIONS AND USAGE

         Section 1.1 Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

                  "Agreement" means this Share Exchange Agreement, as amended from time to time in accordance with the terms hereof.

                  "Applicable Contract" means any Contract (a) under which any Vanguard Company has or may acquire any rights, (b) under which any Vanguard Company has or may become subject to any obligation or liability, or (c) by which any Vanguard Company or any assets owned or used by it is or may become bound.

                  "Berenson" means Berenson Investments LLC.

                  "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not thereby be required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Company Transactions or to dispose of or make any material change to its business, expend any material funds or incur any other material burden.

                  "Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

                  "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized by law to be closed for business.

                  "Castor" means Castor Finance Private Company Ltd., an Indian corporation.

                  "Claim Notice" shall mean written notification that, as a result of a claim made by any Indemnified Person under this Agreement, the Company has incurred or reasonably expects to incur Losses for which it is entitled to indemnification under the Share Exchange Agreement, which written notification shall include (i) a description of the Losses incurred or reasonably expected to be incurred by the Indemnified Person and the amount of such Losses, to the extent then known, and (ii) a statement that the Company is entitled to indemnification for such Losses under the Share Exchange Agreement and a reasonable explanation of the basis therefor.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means U.S. Securities and Exchange Commission.

                  "Consent" means any approval, consent, ratification, waiver or other authorization.

                  "Contemplated Company Transactions" means, collectively, the transactions contemplated by the Exchange Agreement and the transactions contemplated by the TACT Stock Purchase Agreement (other than the transactions contemplated by the Shareholder Stock Purchase Agreement).

                  "Contemplated Transactions" means the Contemplated Company Transactions and the transactions contemplated by the Shareholder Stock Purchase Agreement.

                  "Contract" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "Designated Equipment Leases" means the Master Lease Agreement, dated March 25, 2004, between Vanguard and The CIT/Group/Equipment Financing, Inc. ("CIT"), pursuant to which the equipment set forth in Equipment Schedule 1, dated March 24, 2004, in Equipment Schedule 2, dated June 23, 2004, and in Equipment Schedule 3, dated June 23, 2004, has been leased to Vanguard, as any of such leases may be amended from time to time, Vanguard having been discharged from such leases on December 14, 2004.

                  "Disclosure Schedule" means a schedule delivered by one party to the other party concurrently with the execution and delivery of this Agreement, setting forth certain disclosure information arranged in numbered Sections, each of which corresponds to a section of this Agreement, and provides (1) additional disclosure in response to an express disclosure requirement in such section or (2) an exception or qualification to a representation or warranty contained in such section.

                  "Employee Plan" means, with respect to an employer, all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, change in control, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by any such employer or any ERISA Affiliate or has been maintained or contributed to in the last six (6) years by any such employer or any ERISA Affiliate, or with respect to which any such employer or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of any such employer or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof.

                  "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, guarantee, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of security or equity interests), transfer, receipt of income or exercise of any other attribute of ownership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means, with respect to an employer, any other corporation or trade or business controlled by, controlling or under common control with such employer (within the meaning of Section 414, Section 4001(a)(14) or Section 4001(b) of ERISA).

                  "Escrow Agent" means the escrow agent named in the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement, to be dated the Closing Date, substantially in the form of Exhibit D, among TACT, the Authorized Representative and the Escrow Agent.

                  "Escrow Shares" means those of the Exchange Shares delivered by TACT to the Escrow Agent pursuant to Section 2.1 that are to be held by the Escrow Agent under the Escrow Agreement.

                  "Excalibur" means Excalibur Investment Group Limited, a British Virgin Islands company.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Exchange Ratio" means the number of shares of TACT Common Stock to be issued in exchange for each share of Vanguard Capital Stock, which shall be 731.2796:1.

                  "Exchange Shares" means those shares of TACT Common Stock to be issued to the Vanguard Stockholders in exchange for the Transferred Vanguard Shares.

                  "Facilities" means any real property, leasehold or other interest in real property currently owned or operated by Vanguard, including the tangible personal property used or operated by Vanguard at the respective locations of the real property specified in Section 3.11.

                  "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

                  "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "Governmental Body" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);
         (iv) multinational organization or body; (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) any official of any of the foregoing.

                  "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

                  "Knowledge" means, with respect to a particular fact or other matter:

                           (i) in the case of an individual, either that
                  individual is actually aware of that fact or matter, or a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement;

                           (ii) in the case of a Person (other than an
                  individual), any individual who is serving, or who has at any time served, as a director, officer, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in clause (i) above); and

                           (iii) any such individual (referred to in clause (ii)
                  above) and any individual party to this Agreement will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of any representation or warranty made herein by that Person or individual;

         provided, that the "Knowledge of the Vanguard Stockholders" excludes any knowledge of Berenson.

                  "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, rule, Order, Governmental Authorization, statute or treaty, including any rule or regulation of the Nasdaq Smallcap Market, and further including the Sarbanes Oxley Act of 2002.

                  "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

                  "Lien" means, with respect to any asset, any deed of trust mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset.

                  "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities of the relevant Organization and its Subsidiaries taken as a whole.

                  "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body, arbitrator or NASDAQ, Inc. (including without limitation any notice or letter threatening or warning of possible delisting of the TACT Common Stock).

                  "Ordinary Course of Business" means, with respect to any action, the action taken by a Person only if that action:

                           (i) is consistent in nature, scope and magnitude with
                  the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

                           (ii) does not require authorization by the board of
                  directors or stockholders of such Person (or by any Person or group of Persons exercising similar authority); and

                           (iii) is similar in nature, scope and magnitude to
                  actions customarily taken in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

                  "Organization" shall be construed as broadly as possible and shall include any entity, including a corporation (either non-profit or other), partnership (either limited or general), joint venture, joint stock company, limited liability company, trust, estate or other unincorporated association, whether or not a legal entity.

                  "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of organization or certificate of formation and any operating or limited liability company agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (f) any amendment to any of the foregoing.

                  "Person" means an individual or natural person or an Organization.

                  "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "Related Person" means:

                           (a) with respect to a particular individual, (i) each other member of such individual's Family; (ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (iii) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

                           (b) with respect to a specified Person other than an individual, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

                  For purposes of this definition:

                           (i) "control" (including "controlling," "controlled
                  by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act;

                           (ii) the "Family" of an individual includes (i) the
                  individual, (ii) the individual's spouse, (iii) any other natural Person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural Person who resides with such individual; and

                           (iii) "Material Interest" means direct or indirect
                  beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

                  "Representative" means, with respect to a Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

                  "SEC Reports" means all forms, reports, schedules, statements and other documents, and amendments thereto, required to be filed by TACT under the Exchange Act.

                  "Securities Act" means the Securities Act of 1933.

                  "Subsidiary" means, with respect to an Organization (the "Owner"), any Organization of which securities or other interests having the power to elect a majority of that Organization's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that Organization (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of TACT.

                  "TACT Disclosure Schedule" means the Disclosure Schedule delivered by TACT hereunder.

                  "TACT Stockholder" means Shmuel BenTov, an individual resident of the State of New York.

                  "Tax" or "Taxes" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "Third Party" means any Person who is not a party to this Agreement.

                  "Vanguard Companies" means Vanguard and the Vanguard Subsidiaries, collectively; individually, each a "Vanguard Company."

                  "Vanguard Disclosure Schedule" means the Disclosure Schedule delivered by Vanguard hereunder.

                  "Vanguard Stockholders" means all of the holders of capital stock of Vanguard.

                  "Vanguard Subsidiary" means each Organization that is a Subsidiary of Vanguard.



         Section 1.2 Other Defined Terms. For purposes of this Agreement, the following terms have the respective meanings set forth in the section and at the page referred to opposite each such term:

         ....................................................... ................................ .................
         Defined Term                                            Section                                Page
         ....................................................... ................................ .................
         AAA Rules                                               Section 11.1(d)                         57
         ....................................................... ................................ .................
         Accounts Receivable                                     Section 3.10                            19
         ....................................................... ................................ .................
         Aggregate Claim Threshold                               Section 11.2(a)                         59
         ....................................................... ................................ .................
         Aggregate Loss Limit                                    Section 11.2(a)                         59
         ....................................................... ................................ .................
         Audited 2003 Financial Statements                       Section 3.5                             15
         ....................................................... ................................ .................
         CIT                                                     Section 1.1                              2
         ....................................................... ................................ .................
         Claim Notice                                            Section 11.1(c)                         57
         ....................................................... ................................ .................
         Closing                                                 Section 2.3                             11
         ....................................................... ................................ .................
         Closing Date                                            Section 2.3                             11
         ....................................................... ................................ .................
         COBRA                                                   Section 3.17(g)                         30
         ....................................................... ................................ .................
         Company Acquisition Proposal                            Section 7.7(a)                          49
         ....................................................... ................................ .................
         Competing Business                                      Section 3.20                            34
         ....................................................... ................................ .................
         Confirming Audited Financial Statements                 Section 6.7                             45
         ....................................................... ................................ .................
         Copyrights                                              Section 3.13(a)(iv)                     21
         ....................................................... ................................ .................
         Defined Benefit Plan                                    Section 11.1(c)                         57
         ....................................................... ................................ .................
         Dividend                                                Section 7.11
         ....................................................... ................................ .................
         Good Faith Negotiation Period                           Section 11.1(c)                         57
         ....................................................... ................................ .................
         Historical Financial Statements                         Section 3.5                             15
         ....................................................... ................................ .................
         Indemnified Person(s)                                   Section 11.1(c)                         57
         ....................................................... ................................ .................

         ....................................................... ................................ .................
         Defined Term                                            Section                                Page
         ....................................................... ................................ .................
         Indemnifying Person(s)                                  Section 11.1(c)                         57
         ....................................................... ................................ .................
         Individual Claim Threshold                              Section 11.2(a)                         59
         ....................................................... ................................ .................
         Intellectual Property Assets                            Section 3.13(a)                         20
         ....................................................... ................................ .................
         Interim Balance Sheet                                   Section 3.5                             15
         ....................................................... ................................ .................
         Interim Financial Statements                            Section 3.5                             15
         ....................................................... ................................ .................
         Losses                                                  Section 11.1(a)                         56
         ....................................................... ................................ .................
         Marks                                                   Section 3.13(a)                         20
         ....................................................... ................................ .................
         Net Names                                               Section 3.13(a)(iv)                     21
         ....................................................... ................................ .................
         Oak                                                     Recitals
         ....................................................... ................................ .................
         Owner                                                   Section 1.1                              1
         ....................................................... ................................ .................
         PBGC                                                    Section 3.17(c)                         29
         ....................................................... ................................ .................
         Patents                                                 Section 3.13(a)(ii)                     21
         ....................................................... ................................ .................
         Shareholders' Meeting                                   Section 7.8                             51
         ....................................................... ................................ .................
         Superior Proposal                                       Section 7.7(a)                          49
         ....................................................... ................................ .................
         Survival Date                                           Section 11.3                            60
         ....................................................... ................................ .................
         TACT                                                    Heading
         ....................................................... ................................ .................
         TACT's Advisors                                         Section 6.1                             44
         ....................................................... ................................ .................
         TACT Common Stock                                       Recitals
         ....................................................... ................................ .................
         TACT Indemnified Person(s)                              Section 11.1(a)                         56
         ....................................................... ................................ .................
         TACT Stock Purchase Agreement                           Recitals
         ....................................................... ................................ .................
         TACT Termination Amount                                 Section 12.5(a)                         63
         ....................................................... ................................ .................
         Vanguard Stockholders' Closing Documents                Section 4.3(a)                          35
         ....................................................... ................................ .................

         Section 1.3 Usage.

                  (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                           (i) a reference herein to days shall mean calendar
                  days unless otherwise specified. Any day or deadline or end of a time period hereunder which falls on a day other than a Business Day shall be deemed to refer to the first Business Day following such day or deadline or end of the time period, as the case may be;

                           (ii) a reference in this Agreement to an article,
                  section, exhibit or schedule shall mean an article or section of, or exhibit or schedule attached to, this Agreement, as the case may be. Article and section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

                           (iii) a reference to any Legal Requirement means such
                  Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                           (iv) the word "including" means without limitation;
                  the word "or" is not exclusive and is used in the inclusive sense of "and/or"; and the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole;

                           (v) a reference to document, instrument or agreement
                  shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and

                           (vi) all words used in this Agreement will be
                  construed to be of such gender or number as the circumstances require.

                  (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                  (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against a party shall not apply to any construction or interpretation hereof.

                                   ARTICLE 2

                    CONSUMMATION OF THE EXCHANGE TRANSACTION

         Section 2.1 The Exchange Transaction. The Authorized Representative hereby agrees, with respect to the Vanguard Capital Stock he holds in the amount set forth next to his name on Exhibit A hereto and for and on behalf of each of the other Vanguard Stockholders with respect to the Vanguard Common Stock each of them holds in the amounts set forth next to their names on Exhibit A hereto, by the powers granted to him in the Custody Agreement, to assign, transfer and deliver to TACT, all of the Transferred Vanguard Shares, and TACT agrees to acquire such Transferred Vanguard Shares by issuing and delivering to the Vanguard Stockholders or their designees in exchange therefor 6,312,796 of the Exchange Shares and delivering 1,000,000 of the Exchange Shares to the Escrow Agent to be held pursuant to the terms and conditions of the Escrow Agreement.

         Section 2.2 Issuance of Exchange Shares. Based on the Exchange Ratio, as a result of the Closing, each Vanguard Stockholder is entitled to receive, in exchange for his or its portion of the Transferred Vanguard Shares, that number of Exchange Shares that is set forth opposite such Vanguard Stockholder's name on Exhibit A hereto (assuming that none of the Escrow Shares are returned to TACT for cancellation in accordance with Section 3 of the Escrow Agreement).

         Section 2.3 Closing. The closing of the Exchange Transaction (the "Closing") provided for in this Agreement will take place (a) at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, at 10:00 a.m. (local time) on the third Business Day following the date on which the last of the conditions set forth in ARTICLE 9 and ARTICLE 10 have been satisfied or waived by the party entitled to waive the same, or (b) at such other time, place and date (if any) to which the parties may mutually agree (the "Closing Date").

         Section 2.4 Closing Obligations. At the Closing:

                  (a) The Authorized Representative will deliver to TACT:

                           (i) certificates representing the Vanguard Capital
                  Stock, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or trust company or by a member firm of a national securities exchange, in proper form for transfer to TACT with all required stock transfer stamps affixed or provided for;

                           (ii) a certificate executed by the Chief Executive
                  Officer or President of Vanguard representing and warranting to TACT that each of the representations and warranties of Vanguard and its Subsidiaries in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Vanguard Disclosure Schedule that were delivered by Vanguard to TACT prior to the Closing Date in accordance with Section 6.5); provided, that any representation or warranty that is qualified by materiality by its terms shall be accurate in all respects as of the date of this Agreement and as of the Closing Date;

                           (iii) duly executed counterparts of any report,
                  schedule or filing required to be filed with the SEC by any Vanguard Stockholder in connection with the Exchange Transaction or the other Contemplated Company Transactions; and

                           (iv) duly executed counterparts of the Escrow
                  Agreement.

                  (b) TACT will deliver to Vanguard Stockholders:

                           (i) 6,312,796 of the Exchange Shares;

                           (ii) a certificate executed by the Chief Executive
                  Officer or President of TACT to the effect that each of TACT's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, (giving full effect to any supplements to the TACT Disclosure Schedule that were delivered by TACT to Vanguard prior to the Closing Date, in accordance with Section 7.5); provided, that any representation or warranty that is qualified by materiality by its terms shall be accurate in all respects as of the date of this Agreement and as of the Closing Date; and

                           (iii) duly executed counterparts of the Escrow
                  Agreement.

                  (c) Vanguard will deliver to the Vanguard Stockholders and TACT a written statement signed by an officer of Vanguard, dated as of the Closing Date, to the effect that (a) the Transferred Vanguard Shares do not constitute a "U.S. real property interest" within the meaning of Section 897 of the Code and (b) Vanguard has filed a notice with the IRS to such effect (in compliance with Treas. Reg. ss. 1.897-2(h)(2)).

                  (d) TACT will deliver 1,000,000 shares to the Escrow Agent.

                  (e) TACT, Vanguard and the Vanguard Stockholders will each pay its respective fees and expenses as provided in Section 13.1.

                                   ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF THE VANGUARD STOCKHOLDERS

         The Vanguard Stockholders (other than Berenson) represent and warrant to TACT as follows:

         Section 3.1 Organization and Good Standing.

                  (a) Item 3.1(a) of the Vanguard Disclosure Schedule contains a complete and accurate list for each Vanguard Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Vanguard Company is a corporation or other business entity having a separate legal identity from the owners of its equity securities, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to conduct its business as it is now being conducted, and as proposed to be conducted to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under Applicable Contracts. Each Vanguard Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

                  (b) Vanguard has delivered to TACT true and complete copies of the Organizational Documents of each Vanguard Company as currently in effect.

         Section 3.2 No Conflict; No Consent; Enforceability.

                  (a) Except as set forth in Item 3.2(a) of the Vanguard Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

                           (i) Breach (A) any provision of the Organizational
                  Documents of the Vanguard Companies, or (B) any resolution adopted by the board of directors or the shareholders of any Vanguard Company;

                           (ii) Breach or give any Governmental Body or other
                  Person the right to challenge any of the Contemplated Company Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Vanguard Company or any Vanguard Stockholder, or any of the assets owned or used by any Vanguard Company, may be subject;

                           (iii) contravene, conflict with, or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Vanguard Company or that otherwise relates to the business of, or any of the assets owned or used by, any Vanguard Company;

                           (iv) cause any Vanguard Company to become subject to,
                  or to become liable for the payment of, any Tax;

                           (v) cause any of the assets owned by any Vanguard
                  Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) Breach, conflict with or result in any material
                  violation of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vii) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by any Vanguard Company.

                  (b) Except as set forth in Item 3.2(b) of the Vanguard Disclosure Schedule, no Vanguard Company is or will be required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) This Agreement constitutes the legal, valid and binding obligation of Vanguard, enforceable against it in accordance with its terms. Upon the execution and delivery of the Escrow Agreement and each other agreement to be executed and delivered by Vanguard at the Closing, each of such agreements will constitute the legal, valid and binding obligation of Vanguard, enforceable against it in accordance with their respective terms. Vanguard has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by Vanguard's stockholders and board of directors.

         Section 3.3 Books and Records. The books of account, minute books, stock record books and other records of the Vanguard Companies, all of which have been made available to TACT, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether the Vanguard Companies are subject to that provision), including the maintenance of an adequate system of internal controls. The minute books of the Vanguard Companies contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the boards of directors and committees of the board of directors of the Vanguard Companies. At the Closing, all of those books and records will be in the possession of the Vanguard Companies.

         Section 3.4 Capitalization.

                  (a) The authorized capital stock of Vanguard consists of 10,000 shares of common stock, without par value, 1,000 of which have been designated Series A Voting Stock, all of which are issued and outstanding, and 9,000 of which have been designated Series B Non-Voting Stock, all of which are issued and outstanding, and together, such shares constitute the Vanguard Capital Stock. The Vanguard Stockholders are and will be on the Closing Date the record and beneficial owners and holders of all of the issued and outstanding Vanguard Capital Stock as set forth in Exhibit A, free and clear of all Encumbrances. With the exception of the Vanguard Capital Stock (which is owned by the Vanguard Stockholders), except as set forth in Item 3.4(a) of the Vanguard Disclosure Schedule, all of the outstanding capital stock and other securities of each Vanguard Company are owned of record and beneficially by one or more Vanguard Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears on any certificate representing capital stock of any Vanguard Company.

                  (b) All of the outstanding shares of capital stock of each Vanguard Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Item 3.4(b) of the Vanguard Disclosure Schedule, there are no Contracts relating to the issuance, sale, transfer or voting of any capital stock or other securities of any Vanguard Company. None of the outstanding equity securities or other securities of any Vanguard Company was issued in violation of the Securities Act or any other Legal Requirement.

                  (c) No Vanguard Company owns, or has any right or Contract to acquire, any capital stock or other securities of any Person (other than Vanguard Companies) or any direct or indirect equity or ownership interest in any other business.

                  (d) Castor has no material assets other than the 4,892,900 shares of Vanguard Info-Solutions Ltd. registered in its name.

         Section 3.5 Financial Statements. The Vanguard Stockholders have delivered to TACT: (a) an audited consolidated balance sheet of the Vanguard Companies as at December 31, 2001, 2002 and 2003 and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal years then ended (including the notes thereto, the "Year-End Financial Statements"), together with the report thereon of Mercadian, PC (the "Certifying Accountants"), independent certified public accountants, and (b) an audited consolidated balance sheet of the Vanguard Companies as at July 31, 2004 (the "Interim Balance Sheet") and the related audited consolidated statements of income, changes in stockholders' equity and cash flow for the seven months then ended, and the related consolidating financial statements for the seven months then ended, including the notes thereto, together with the report of the Certifying Accountants (the "Interim Financial Statements"). The Year-End Financial Statements and the Interim Financial Statements (collectively, the "Historical Financial Statements") fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flows of the Vanguard Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The Historical Financial Statements reflect consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The Historical Financial Statements have been prepared from and are in accordance with the accounting books and records of the Vanguard Companies. Vanguard has also delivered to TACT copies of all letters to Vanguard's board of directors or the audit committee thereof during the thirty-six months preceding the execution of this Agreement, together with copies of all responses thereto, from the Certifying Accountants and any other independent public accountants engaged by Vanguard. No financial statements of any Person other than the Vanguard Companies are required by GAAP to be included in the consolidated financial statements of TACT.

         Section 3.6 No Undisclosed Liabilities. Except as set forth in Item 3.6 of the Vanguard Disclosure Schedule, the Vanguard Companies have no Liability except for Liabilities reflected or reserved against the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on the Interim Balance Sheet, respectively, as required by FAS No. 5, with the result that the Interim Balance Sheet, as the case may be, did not fairly present the financial condition of the Vanguard Companies in accordance with GAAP at the respective dates thereof. Castor has no material Liabilities.

         Section 3.7 No Material Adverse Change. Except as set forth in Item
3.7 of the Vanguard Disclosure Schedule, since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, condition (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities of any Vanguard Company, and no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

         Section 3.8 Absence of Certain Changes or Events. Except as set forth in Item 3.8 of the Vanguard Disclosure Schedule, since the date of the Interim Balance Sheet, the Vanguard Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  (a) change in any Vanguard Company's authorized or issued capital stock or debt securities; grant of any stock option or right to purchase shares of capital stock of any Vanguard Company; issuance of any security convertible into capital stock of any Vanguard Company or any debt security; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Vanguard Company of any shares of any such capital stock; or declaration of payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment or change to the Organizational Documents of any Vanguard Company;

                  (c) payment or increase by any Vanguard Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, severance, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Vanguard Company;

                  (e) damage to or destruction or loss of any asset or property of any Vanguard Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Vanguard Companies, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any customer, license, distributorship, dealer, sales representative, joint venture, credit, or other similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Vanguard Company of at least $50,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Vanguard Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of any Vanguard Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to any Vanguard Company in excess of $50,000;

                  (i) except as required by GAAP, a revaluation of any of the assets or material change in the accounting methods, principles or practices used by any Vanguard Company or any change in depreciation or amortization policies or rates theretofore adopted;

                  (j) creation, assumption, guarantee or incurrence of any Liability equal to or in excess of $50,000, individually or in the aggregate;

                  (k) payment, discharge or satisfaction of any Encumbrance or Liability or any cancellation of any material debts or claims or any amendment, termination or waiver of any rights of material value;

                  (l) premature termination of, or written indication of an intention to prematurely terminate or not renew, any material contract, license, commitment or other Contract;

                  (m) making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director or securityholder of any Vanguard Company, other than advances to employees in the Ordinary Course of Business for travel and similar business expenses;

                  (n) any change in the manner in which any Vanguard Company extends discounts or credit to customers or otherwise deals with customers;

                  (o) any termination of employment of any officer or employee or any expression of intention by any officer or employee to resign from such office or employment;

                  (p) any labor dispute or any union organizing campaign;

                  (q) the filing or other commencement of any litigation or other Proceeding by or against any Vanguard Company before any Governmental Body; or

                  (r) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for any Vanguard Company to take any of the actions specified in items (a) through (q) above.

         Section 3.9 Taxes.

                  (a) The Vanguard Companies have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Vanguard has delivered to TACT copies of, and Item 3.9(a) of the Vanguard Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed since January 1, 2001. The Vanguard Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any Vanguard Company, except such Taxes, if any, as are listed in Item 3.9(a) of the Vanguard Disclosure Schedule and are being contested in good faith and as to which adequate reserves have been provided in the Interim Balance Sheet.

                  (b) The charges, accruals, and reserves with respect to Taxes on the respective books of each Vanguard Company are adequate and are at least equal to that Vanguard Company's liability for Taxes (including Taxes for which Tax Returns are not yet required to be filed). There exists no proposed tax assessment against any Vanguard Company except as disclosed in the Interim Balance Sheet or in Item 3.9(b) of the Vanguard Disclosure Schedule.

                  (c) No Vanguard Company is a party to any agreement extending the time within which to file any Tax Return. Except as described in Item 3.9(c) of the Vanguard Disclosure Schedule, no Vanguard Stockholder or Vanguard Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Vanguard Company or for which any Vanguard Company may be liable.

                  (d) No Vanguard Company has Knowledge that any claim has been made by any state or governmental jurisdiction in which any Vanguard Company has not filed Tax Returns that such Vanguard Company is or may be subject to taxation by, or is or may be liable for Taxes due to, such state or governmental jurisdiction.

                  (e) All Taxes that any Vanguard Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (f) The United States federal and state income Tax Returns of each Vanguard Company subject to such Taxes are closed by the applicable statute of limitations for all taxable years through December 31, 2000. Item 3.9(f) of the Vanguard Disclosure Schedule contains a complete and accurate list of all audits of all Tax Returns not closed by the applicable statute of limitations, including a reasonably detailed description of the nature and outcome of each audit (if the audit has been concluded). All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
Item 3.9(f)of the Vanguard Disclosure Schedule, are being contested in good faith by appropriate proceedings.

                  (g) All Tax Returns filed by (or that include on a consolidated basis) any Vanguard Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Vanguard Company (to a Person other than another Vanguard Company) after the date of this Agreement.

                  (h) No Vanguard Company is an S corporation or a "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3)(B). For each of 2001, 2002 and 2003, Vanguard was a validly electing S corporation within the meaning of Code Section 1361 and 1362 (and applicable provisions of state law in each jurisdiction in which Vanguard is subject to Tax).

                  (i) No withholding is required by TACT under Section 1445 of the Code in connection with the Contemplated Transactions.

                  (j) No Vanguard Company is liable for the Taxes of another Person (other than another Vanguard Company) under (a) Treas. Reg. ss.1.1502-6 (or comparable provisions of state, local or foreign Law), (b) as a transferee or successor, or (c) by contract, indemnity or otherwise. No Vanguard Company has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code. No Vanguard Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in ss.7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); or (iii) installment sale made prior to the Closing.

         Section 3.10 Accounts and Notes Receivable. All trade accounts receivable and other rights to payment from customers of the Vanguard Companies, including the full benefit of all security for such accounts or rights to payment, together with all other accounts or notes receivable of the Vanguard Companies and the full benefit of all security for such accounts or notes, as well as any claim, remedy or other right related to any of the foregoing, that are reflected on the Interim Balance Sheet or on the accounting records of the Vanguard Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of the Vanguard Companies under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

         Section 3.11 Title to Properties; Encumbrances.

                  (a) Item 3.11(a) of the Vanguard Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interest in real property owned by any Vanguard Company. Vanguard has made available for inspection by TACT and its counsel complete copies of each real property lease to which any Vanguard Company is a party. The Vanguard Companies are in compliance with all material terms of each such real property lease, and to the Knowledge of the Vanguard Companies, there exists no default or event which, with notice or the passage of time, would constitute an event of default thereunder.

                  (b) Vanguard has delivered or made available to TACT copies of the deeds and other instruments (as recorded) by which the Vanguard Companies own or lease real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Vanguard Companies and relating to such real property or interests. Except as set forth in Item 3.11(b) of the Vanguard Disclosure Schedule, the Vanguard Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Interim Balance Sheet (except for personal property sold since the date of the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Vanguard Companies since the date of the Interim Balance Sheet (except for personal property of the Vanguard Companies sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased properties and assets (other than inventory and short-term investments) are listed in Item 3.11(b) of the Vanguard Disclosure Schedule.

                  (c) All material properties and assets reflected in the Interim Balance Sheet are owned free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Interim Balance Sheet or in Item 3.11(b) of the Vanguard Disclosure Schedule as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse or time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets of Vanguard) or in Item 3.11(b) of the Vanguard Disclosure Schedule, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) Liens for current taxes not yet due and payable, and (d) with respect to real property
(i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Vanguard Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

         Section 3.12 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Vanguard Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repair except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Vanguard Companies are sufficient for the continued conduct of the Vanguard Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         Section 3.13 Intellectual Property.

                  (a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by the Vanguard Companies in which any Vanguard Company has a proprietary interest (as owner, licensor or licensee), including:

                           (i) the name of each Vanguard Company, all assumed
                  fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");

                           (ii) all patents, patent applications and inventions
                  and discoveries that may be patentable (collectively, "Patents");

                           (iii) all know-how, trade secrets, confidential or
                  proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets");

                           (iv) all copyrightable subject matter relating to
                  computer software or printed or electronic publications or materials ("Copyrights"); and

                           (v) all rights in internet web sites, internet domain
                  names and Class B IP addresses presently used by any Vanguard Company (collectively "Net Names").

                  (b) Item 3.13(b) of the Vanguard Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Vanguard Companies, of all Applicable Contracts relating to the Intellectual Property Assets, including all software licenses and related maintenance contracts but excluding any license implied by the sale of a product and perpetual, paid-up licenses for commonly available off-the-shelf Software programs with a value of less than $5,000 under which a Vanguard Company is the licensee. There are no outstanding and, to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, no threatened disputes or disagreements with respect to any such Contract or with respect to any Intellectual Property Assets used by the Vanguard Companies in their businesses.

                  (c) Except as set forth in Item 3.13(c) of the Vanguard Disclosure Schedule, no Contract listed or required to be listed in Section 3.13(b) of the Vanguard Disclosure Schedule contains any provision related to a change of control or other circumstance that would cause the terms of any such Contract to become invalid, terminate or otherwise change as a result of any of the Contemplated Transactions.

                  (d) The Intellectual Property Assets are all those necessary for the operation of businesses of the Vanguard Companies as currently conducted. One or more of the Vanguard Companies is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets.

                  (e) Item 3.13(e) of the Vanguard Disclosure Schedule contains a complete and accurate list and summary description of all Patents.

                           (i) All of the issued Patents are currently in
                  compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                           (ii) Except as set forth in Item 3.13(e) of the
                  Vanguard Disclosure Schedule, (A) no Patent is infringed or, to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, has been challenged or threatened in any way, and (B) none of the products manufactured or sold, nor any process or know-how used, nor any services offered or performed by any Vanguard Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (iii) All products made, used or sold under the
                  Patents have been marked with the proper patent notice to the extent feasible.

                           (iv) Except as set forth in Item 3.13(e) of the
                  Vanguard Disclosure Schedule, the Vanguard Companies own all right, title and interest in the Patents and there are no Encumbrances on the Patents.

                  (f) Item 3.13(f) of the Vanguard Disclosure Schedule contains a complete and accurate list and summary description of all Marks.

                           (i) Except as set forth in Item 3.13(f)(i) of the
                  Vanguard Disclosure Schedule, all Marks have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                           (ii) Except as set forth in Item 3.13(f)(ii) of the
                  Vanguard Disclosure Schedule, no Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, no such action is threatened with respect to any of the Marks.

                           (iii) To the Knowledge of the Vanguard Companies and
                  the Vanguard Stockholders, none of the Vanguard Companies are using any term, mark, name or designation that infringes or presents a likelihood of confusion with the name, Mark or designation of any other Person.

                           (iv) No Mark is infringed or, to the Knowledge of the
                  Vanguard Companies and the Vanguard Stockholders, has been challenged or threatened in any way. None of the Marks used by any Vanguard Company infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

                           (v) All products and materials containing a Mark bear
                  the proper federal registration notice where permitted by law.

                           (vi) Except as set forth on Item 3.13(f) of the
                  Vanguard Disclosure Schedule the Vanguard Companies own all right, title and interests in the Marks and there are no Encumbrances on the Marks.

                  (g) With respect to each Trade Secret:

                           (i) The documentation relating to such Trade Secret
                  is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (ii) Each Vanguard Company has taken all reasonable
                  precautions to protect the secrecy, confidentiality and value of its Trade Secrets (including the enforcement by the Vanguard Companies of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in its standard form, and all current and former employees and contractors of Vanguard Stockholder have executed such an agreement).

                           (iii) One or more of the Vanguard Companies has good
                  title to and an absolute right (but not necessarily exclusive within the Vanguard Companies, but exclusive as to other Third Parties) to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, have not been used, divulged or appropriated either for the benefit of any Person (other than one or more of the Vanguard Companies) or to the detriment of the Vanguard Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

                  (h) Item 3.13(h) of the Vanguard Disclosure Schedule contains a complete and accurate list and summary description of all Net Names.

                           (i) All Net Names have been registered in the name of
                  one or more of the Vanguard Companies and are in compliance with all formal Legal Requirements.

                           (ii) No Net Name has been or is now involved in any
                  dispute, opposition, invalidation or cancellation Proceeding and, to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, no such action is threatened with respect to any Net Name.

                           (iii) To the Knowledge of the Vanguard Companies and
                  the Vanguard Stockholders, there is no domain name application pending of any other Person which would or would potentially interfere with or infringe any Net Name.

                           (iv) No Net Name is infringed or, to the Knowledge of
                  the Vanguard Companies and the Vanguard Stockholders, has been challenged, interfered with or threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

                  (i) With respect to each Copyright:

                           (i) One or more of the Vanguard Companies has good
                  title to and an absolute right (but not necessarily exclusive within the Vanguard Companies, but exclusive as to other Third Parties) to use the Copyrights, except as set forth on Item 3.13(i) of the Vanguard Disclosure Schedule. To the Knowledge of the Vanguard Companies and the Vanguard Stockholders, the Copyrights have not been used or appropriated for the benefit of any other Person other than one or more of the Vanguard Companies except to the extent licensed to a Third Party as identified on Item 3.13(i) of the Vanguard Disclosure Schedule. No Copyright is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

                           (ii) Item 3.13(1) of the Vanguard Disclosure Schedule
                  contains a complete and accurate list and summary description of all Copyrights material to the business of the Vanguard Companies as presently conducted.

                           (iii) Except as set forth on Item 3.13(i) of the
                  Vanguard Disclosure Schedule, the Vanguard Companies own all right, title and interest in the Copyrights and there are no Encumbrances on the Copyrights.

         Section 3.14 Contracts; No Defaults.

                  (a) Item 3.14(a) of the Vanguard Disclosure Schedule contains an accurate and complete list, and the Vanguard Stockholders have delivered to TACT accurate and complete copies, of:

                           (i) each Applicable Contract that involves the
                  payment of money, performance of services or delivery of goods or materials by one or more Vanguard Companies of an amount or value in excess of $50,000;

                           (ii) each Applicable Contract that involves
                  performance of services or delivery of goods or materials to one or more Vanguard Companies of an amount or value in excess of $50,000;

                           (iii) each Applicable Contract that was not entered
                  into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Vanguard Companies in excess of $50,000;

                           (iv) each Applicable Contract affecting the ownership
                  of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with a term of less than one year);

                           (v) each Applicable Contract with any labor union or
                  other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                           (vi) each Applicable Contract (however named)
                  involving a sharing of profits, losses, costs or liabilities by any one or more Vanguard Companies with any other Person;

                           (vii) each Applicable Contract containing covenants
                  that in any way purport to restrict any Vanguard Company's business activity or limit the freedom of any Vanguard Company to engage in any line of business or to compete with any Person;

                           (viii) each Applicable Contract providing for
                  payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                           (ix) each power of attorney of any Vanguard Company
                  that is currently effective and outstanding;

                           (x) each Applicable Contract entered into other than
                  in the Ordinary Course of Business that contains or provides for an express undertaking by any one or more Vanguard Companies to be responsible for consequential damages;

                           (xi) each Applicable Contract for capital
                  expenditures in excess of $50,000;

                           (xii) each written warranty, guaranty and/or other
                  similar undertaking with respect to contractual performance extended by any one or more Vanguard Companies other than in the Ordinary Course of Business;

                           (xiii) any Applicable Contract for the development,
                  modification or enhancement of computer software products;

                           (xiv) any Applicable Contract that is a license
                  (whether as licensor or licensee), or sublicense, royalty, permit, franchise agreement, including, without limitation, any agreement pursuant to which any Vanguard Company licenses any Intellectual Property Assets or licenses or delivers any of its software or other products and services to any Third Party (other than ordinary course licenses to end-users);

                           (xv) Applicable Contract that provides for the
                  employment of any officer, employee, consultant or agent or any other type of Contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other Liability at or at any time after the Closing Date;

                           (xvi) Applicable Contract that provides for any
                  profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

                           (xvii) any Applicable Contract that is a material
                  indenture, mortgage, promissory note, loan agreement, guarantee or other material agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                           (xviii) each Applicable Contract that is a material
                  agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of any Vanguard Company;

                           (xix) each Applicable Contract that is a contract or
                  commitment for charitable contributions;

                           (xx) each Applicable Contract that is an agreement or
                  contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under
                  Section 280G of the Code;

                           (xxi) each Applicable Contract that restricts any
                  Vanguard Company from engaging in any aspect of its business or competing in any line of business in any geographic area;

                           (xxii) any other Applicable Contract that is material
                  to any Vanguard Company; and

                           (xxiii) each amendment, supplement and modification,
                  and each agreement to enter into any such amendment, supplement or modification (whether oral or written), in respect of any of the foregoing.

                  (b) Except as set forth in Item 3.14(b) of the Vanguard Disclosure Schedule, no Vanguard Stockholder (and no Related Person of any Vanguard Stockholder) has or may acquire any rights under, and no Vanguard Stockholder has or may become subject to any obligation or liability under, any Contract that relates to the business or any of the properties or assets owned or used by any Vanguard Company.

                  (c) To the Knowledge of the Vanguard Companies and the Vanguard Stockholders, no officer, director, agent, employee, consultant or contractor of any Vanguard Company is bound by any Contract that purports to limit the ability of such Person to (i) engage in or continue any conduct, activity or practice relating to the business of any Vanguard Company, or (ii) assign to any Vanguard Company or to any other Person any rights to any invention, improvement or discovery.

                  (d) Except as set forth in Item 3.14(d) of the Vanguard Disclosure Schedule, each Contract identified or required to be identified in
Section 3.14(a) of the Vanguard Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

                  (e) Except as set forth in Item 3.14(e)of the Vanguard Disclosure Schedule, and other than with regard to any Applicable Contract, the termination of which would not, individually or in the aggregate, have a Material Adverse Effect on the Vanguard Companies:

                           (i) Each Vanguard Company is in compliance with all
                  applicable terms and requirements of each Contract under which such Vanguard Company has or had any obligation or Liability or by which such Vanguard Company or any of the assets owned or used by such Vanguard Company is or was bound;

                           (ii) each other Person that has or had any obligation
                  or Liability under any Contract under which any Vanguard Company has or had any rights is in compliance with all applicable terms and requirements of such Contract;

                           (iii) no event has occurred or circumstance exists
                  that (with or without notice or lapse of time or both) may contravene, conflict with or result in a Breach of, or give any Vanguard Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Applicable Contract; and

                           (iv) no Vanguard Company has given to or received
                  from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract.

                  (f) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to any Vanguard Company under current or completed Applicable Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

                  (g) Each Contract relating to the provision of services to which any Vanguard Company is a party has been entered into in the Ordinary Course of Business of such Vanguard Company and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         Section 3.15 Employees.

                  (a) [Intentionally omitted.]

                  (b) There are no retired employees or directors of the Vanguard Companies who are scheduled to receive benefits in the future.

                  (c) No officer, director, employee, agent, consultant or contractor of any Vanguard Company is bound by any Contract that purports to limit the ability of such officer, director, employee, agent, consultant or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of the Vanguard Companies, or (ii) to assign to any Vanguard Company or to any other Person any rights to any invention, process, improvement, or discovery. No former or current employee of any Vanguard Company is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of the Vanguard Companies to conduct their businesses as heretofore conducted by them and as proposed to be conducted. Each individual intended to be an independent contractor of any Vanguard Company has been properly designated and treated as such.

                  (d) No employee or consultant of any Vanguard Company whose services are material to any Vanguard Company has informed any officer of any Vanguard Company that such employee or consultant will terminate his or her employment or engagement.

         Section 3.16 Labor Relations; Compliance.

                  (a) Each Vanguard Company has complied in all respects with all Legal Requirements that are applicable thereto relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational safety and health. No Vanguard Company is liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  (b) Except as disclosed in Item 3.16(a) of the Vanguard Disclosure Schedule, (i) no Vanguard Company has been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) there has not been, there is not presently pending or existing, and to the Knowledge of the Vanguard Companies and the Vanguard Stockholders there is not threatened, any slowdown, work stoppage or employee grievance process involving any Vanguard Company; (iii) to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, threatened against or affecting any Vanguard Company, any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, and there is no organizational activity or other labor dispute against or affecting any Vanguard Company or the Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; and (vi) to the Knowledge of the Vanguard Companies and the Vanguard Stockholders there has been no charge of discrimination filed against or threatened against any Vanguard Company with the Equal Employment Opportunity Commission or similar Governmental Body.

                  (c) No Vanguard Company is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or consultants,

         Section 3.17 Employee Plans.

                  (a) For purposes of this Section 3.17, references to Employee Plans are references to Employee Plans of the Vanguard Companies.

                  (b) Item 3.17(b) of the Vanguard Disclosure Schedule provides a complete and correct list of all Employee Plans for the Vanguard Companies, identifying each Employee Plan that is (i) a "defined benefit plan" within the meaning of Section 3(35) of ERISA (a "Defined Benefit Plan"), (ii) a plan intended to meet the requirements of Section 401(a) of the Code, (iii) a "multi-employer plan" within the meaning of Section 3(37) of ERISA, or (iv) a plan subject to Title IV of ERISA other than a multi-employer plan. Item 3.17(a) of the Vanguard Disclosure Schedule also provides a complete and correct list of all ERISA Affiliates of the Vanguard Companies during the last six (6) years.

                  (c) The Vanguard Companies have delivered to TACT true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of each Vanguard Company or any ERISA Affiliate); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports (including Forms 5500 and all schedules thereto) filed with any Government Body with respect to the Employee Plans during the current year and each of the three (3) preceding years; (v) the most recent actuarial valuations and schedule of contributions for each Employee Plan, whether or not filed with a Governmental Body; (vi) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan, (vii) with respect to Employee Plans that are subject to Title IV of ERISA, the Form PBGC-1 filed for each of the three (3) most recent plan years; and (viii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

                  (d) No Vanguard Company has adopted any amendments to, or is considering adopting amendments to, any Employee Plan disclosed or required to be disclosed to TACT pursuant to Section 3.17(a).

                  (e) Except as disclosed in Item 3.17(e) of the Vanguard Disclosure Schedule, full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such Employee Plan, whether or not waived. The value of the assets of each Employee Plan exceeds the amount of all benefit liabilities (determined, in the case of a Defined Benefit Plan, on a plan termination basis using the actuarial assumptions established by the PBGC as of the Closing Date) of such Employee Plan. No Vanguard Company is required to provide security to an Employee Plan under Section 401(a)(29) of the Code. The funded status of each Employee Plan that is a Defined Benefit Plan is disclosed on Item 3.17(e) of the Vanguard Disclosure Schedule in a manner consistent with the Statement of Financial Accounting Standards No. 87. The Vanguard Companies have paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

                  (f) Except as disclosed in Item 3.17(f) of the Vanguard Disclosure Schedule, no Employee Plan, if subject to Title IV of ERISA, has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in the partial termination of such Employee Plan. The PBGC has not instituted or threatened a Proceeding to terminate or to appoint a trustee to administer any of the Employee Plans pursuant to Subtitle 1 of Title IV of ERISA, and no condition or set of circumstances exists that presents a material risk of termination or partial termination of any of the Employee Plans by the PBGC. None of the Employee Plans has been the subject of, and no event has occurred or condition exists that could be deemed, a reportable event (as defined in Section 4043 of ERISA) as to which a notice would be required (without regard to regulatory monetary thresholds) to be filed with the PBGC. The Vanguard Companies have paid in full all insurance premiums due to the PBGC with regard to the Employee Plans for all applicable periods ending on or before the Closing Date.

                  (g) No Vanguard Company or any ERISA Affiliate has any liability or has Knowledge of any facts or circumstances that might give rise to any liability, and the Contemplated Transactions will not result in any liability, (i) for the termination of or withdrawal from any Employee Plan under Sections 4062, 4063 or 4064 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Section 4971 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code or (vi) for withdrawal from any multi-employer plan under Section 4201 of ERISA.

                  (h) The Vanguard Companies have, at all times, complied, and currently comply, in all material respects with the applicable continuation requirements for their welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

                  (i) Except as set forth in Item 3.17(i) of the Vanguard Disclosure Schedule, the form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written Employee Plan documents. No Vanguard Company or any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

                  (j) Except as set forth in Item 3.17(j) of the Vanguard Disclosure Schedule, each Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS, has been established and maintained in accordance with its terms and in compliance with all applicable Legal Requirements, including ERISA and the Code, and no Vanguard Company has any Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and no Vanguard Company is aware of any circumstance that will or could result in a revocation of such exemption. Each Employee Plan that is an Employee Welfare Benefit Plan (as defined in
Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code or that the plan complies with Section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.

                  (k) There is no pending or threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. No Vanguard Company or any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject any Vanguard Company or TACT to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

                  (l) The Vanguard Companies have maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to TACT on
Item 3.17(l) of the Vanguard Disclosure Schedule.

                  (m) Except as set forth in Item 3.17(m) of the Vanguard Disclosure Schedule or as required by Legal Requirements, the consummation of the Contemplated Company Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of any Vanguard Company. Except as set forth in Item 3.17(m) of the Vanguard Disclosure Schedule, there are no Contracts or arrangements providing for payments that could subject any Person to Liability for Tax under Section 4999 of the Code. Except as set forth in Item 3.17(m) of the Vanguard Disclosure Schedule, each Employee Plan can be amended, terminated or otherwise discontinued without material Liability to any Vanguard Company.

                  (n) Except for the continuation coverage requirements of COBRA, no Vanguard Company or any ERISA Affiliate has any obligations or potential liability to provide life insurance, medical, severance or any other welfare benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans.

                  (o) None of the Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of any Vanguard Company promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of any Vanguard Company concerning the employee benefits of TACT.

         Section 3.18 Compliance with Legal Requirements.

                  (a) Except as set forth in Item 3.18(a) of the Vanguard Disclosure Schedule, (i) each Vanguard Company is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any Vanguard Company of, or a failure on the part of any Vanguard Company to comply with, any Legal Requirement or may give rise to any obligation on the part of any Vanguard Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) no Vanguard Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or any actual, alleged, possible or potential obligation on the part of any Vanguard Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Item 3.18(a) of the Vanguard Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Vanguard Companies or that otherwise relates to the business of or the assets owned by the Vanguard Companies. Each Governmental Authorization listed or required to be listed in Item 3.18(a) of the Vanguard Disclosure Schedule is valid and in full force and effect.

                  (c) Except as set forth in Item 3.18(a) of the Vanguard Disclosure Schedule, (i) each Vanguard Company is in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Item 3.18(a) of the Vanguard Disclosure Schedule;
(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Item 3.18(a) of the Vanguard Disclosure Schedule or result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Item 3.18(a) of the Vanguard Disclosure Schedule; (iii) no Vanguard Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Item 3.18(a) of the Vanguard Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (d) The Governmental Authorizations listed in Item 3.18(a) of the Vanguard Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Vanguard Companies to lawfully conduct and operate, and currently propose to conduct and operate, their businesses, in the manner in which they currently conduct and operate such businesses and to permit the Vanguard Companies to own and use their assets in the manner in which they currently own and use such assets.

         Section 3.19 Legal Proceedings; Orders.

                  (a) Except as set forth in Item 3.19(a) of the Vanguard Disclosure Schedule, (i) there is no pending or, to Knowledge of the Vanguard Companies and the Vanguard Stockholders, threatened, Proceeding, that has been commenced by or against any Vanguard Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Vanguard Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Vanguard Companies and the Vanguard Stockholders, no event has occurred or circumstance exits that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Vanguard has delivered to TACT copies of all pleadings, correspondence, and other documents relating to any Proceeding listed in Item 3.19(a) of the Vanguard Disclosure Schedule. The Proceedings listed in Item 3.19(a) of the Vanguard Disclosure Schedule will not have a Material Adverse Effect.

                  (b) Except as set forth in Item 3.19(b) of the Vanguard Disclosure Schedule, (i) there is no Order to which any of the Vanguard Companies, or any of the assets owned or used by any Vanguard Company, is subject; (ii) no Vanguard Stockholder is subject to any Order that relates to the business of, or any of the assets owned or used by, any Vanguard Company; and (iii) to the Knowledge of the Vanguard Companies and the Vanguard Stockholders, no officer, director, agent, or employee of any Vanguard Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Vanguard Company.

                  (c) Except as set forth in Item 3.19(c) of the Vanguard Disclosure Schedule, (i) each Vanguard Company is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Vanguard Company, or any of the assets owned or used by any Vanguard Company, is subject; and no Vanguard Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Vanguard Company, or any of the assets owned or used by any Vanguard Company, is or has been subject.

         Section 3.20 Relationships with Related Persons. Except as disclosed in
Item 3.20 of the Vanguard Disclosure Schedule, no Vanguard Stockholder or any Related Person of any Vanguard Stockholder or of any Vanguard Company has, or previously had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the businesses of the Vanguard Companies. No Vanguard Stockholder or any Related Person of any Vanguard Stockholder or of any Vanguard Company owns or previously owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with any Vanguard Company other than business dealings or transactions disclosed in Item 3.20 of the Vanguard Disclosure Schedule, each of which has been conducted in the Ordinary Course of Business with the Vanguard Companies at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with any Vanguard Company with respect to any line of the products or services of such Vanguard Company (a "Competing Business") in any market presently served by such Vanguard Company, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Item 3.20 of the Vanguard Disclosure Schedule, no Vanguard Stockholder or any Related Person of any Vanguard Stockholder or of any Vanguard Company is a party to any Contract with, or has any claim or right against, any Vanguard Company.

         Section 3.21 Accounts and Notes Payable. All material accounts payable and notes payable by the Vanguard Companies to Third Parties as of the date hereof arose, and as of the Closing Date will have arisen, in the Ordinary Course of Business, and there is no such account payable or note payable delinquent in its payment.

         Section 3.22 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, golden parachute, bonus or otherwise) becoming due to any director, officer, employee or consultant of any Vanguard Company under any Employee Plan, benefit arrangement or otherwise, (ii) with respect to any current or former director, officer, employee or consultant of any Vanguard Company materially increase any benefits otherwise payable under any Employee Plan or any benefit arrangement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         Section 3.23 Insurance. Item 3.23 of the Vanguard Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Vanguard Companies (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Vanguard Companies thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, no basis exists for early termination of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are of the type and in amounts customarily carried by Persons conducting businesses similar to Vanguard Companies.

         Section 3.24 Bank Accounts. Item 3.24 of the Vanguard Company Disclosure Schedule sets forth a true and complete list of all bank accounts and safe deposit boxes of the Vanguard Companies and all Persons who are signatories thereunder or who have access thereto.

         Section 3.25 Brokers or Finders. Except as disclosed in Item 3.25 of the Vanguard Disclosure Schedule, no Vanguard Stockholder nor any agent of any Vanguard Stockholder has incurred any liability or obligation for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.

         Section 3.26 Disclosure. No representation or warranty or other statement made by the Vanguard Stockholders in this Agreement, the Vanguard Disclosure Schedule, any supplement to the Vanguard Disclosure Schedule, the certificates delivered pursuant to Section 2.4(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. No Vanguard Stockholder has Knowledge of any fact that has specific application to the Vanguard Companies (other than general economic or industry conditions) and that may have a Material Adverse Effect that has not been set forth in this Agreement or in the Vanguard Disclosure Schedule.

                                   ARTICLE 4

             ADDITIONAL REPRESENTATIONS OF THE VANGUARD STOCKHOLDERS

         The Vanguard Stockholders hereby represent and warrant to TACT, severally and not jointly and only as to such Vanguard Stockholder itself, as follows:

         Section 4.1 Title to Vanguard Capital Stock; No Agreements. The Vanguard Stockholders own of record and beneficially all of the issued and outstanding shares of Vanguard Capital Stock free and clear of any Encumbrance, have good and marketable title thereto, and upon delivery of the Exchange Shares as consideration for the transfer of the Vanguard Capital Stock as provided in this Agreement, TACT will acquire good and valid title thereto, free of any Encumbrance. Except as set forth in Item 4.1 of the Vanguard Disclosure Schedule, no Vanguard Stockholder is a party to any agreement, understanding or arrangement relating to the Vanguard Capital Stock other than this Agreement and the other agreements pursuant to which the Contemplated Company Transactions are proposed to be consummated.

         Section 4.2 Organization, Good Standing and Power. In the case of any Vanguard Stockholder that is not a natural person, such Vanguard Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         Section 4.3 Enforceability; Authority; No Conflict; No Consent.

                  (a) Each of this Agreement, the Stockholder's Certificate, the Custody Agreement and the Escrow Agreement constitutes the legal, valid, and binding obligation of each such Vanguard Stockholder, enforceable against each of them in accordance with its terms. Upon the execution and delivery by such Vanguard Stockholder of this Agreement, the Escrow Agreement (if applicable) and its respective counterpart of the Stockholder's Certificate and the Custody Agreement (collectively, the "Vanguard Stockholders' Closing Documents"), each of the Vanguard Stockholders' Closing Documents will constitute the legal, valid, and binding obligations of each such Vanguard Stockholder, enforceable against each of them in accordance with its terms. Each Vanguard Stockholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Vanguard Stockholders' Closing Documents to which it is a party and to perform its obligations hereunder and thereunder.

                  (b) Neither the execution and delivery of any of the Vanguard Stockholders' Closing Documents nor the consummation or performance of any of the Contemplated Company Transactions by such Vanguard Stockholder will, directly or indirectly (with or without notice or lapse of time or both):

                           (i) Breach or give any Governmental Body or other
                  Person the right to challenge any of the Contemplated Company Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Vanguard Stockholder is subject:

                           (ii) contravene, conflict with, or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Vanguard Stockholder;

                           (iii) cause TACT or any Vanguard Company to become
                  subject to, or to become liable for the payment of, any Tax owed by such Vanguard Stockholder, provided that the foregoing representation is limited as to each Vanguard Stockholder to its own respective Transferred Vanguard Shares and its own respective participation in the Contemplated Company Transactions; or

                           (iv) result in the imposition or creation of any
                  Encumbrance upon or with respect to the Vanguard Capital Stock owned by such Vanguard Stockholder.

                  (c) No Vanguard Stockholder is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Company Transactions.

         Section 4.4 Certain United States Laws.

                  (a) If such Vanguard Stockholder is an individual, such Vanguard Stockholder certifies that he or she is not, nor to his or her Knowledge has he or she been designated as, a "suspected terrorist" as defined in Executive Order 13224. If such Vanguard Stockholder is a corporation, trust, partnership, limited liability company or other Organization, such Vanguard Stockholder certifies that, to the best of its Knowledge, such Vanguard Stockholder has not been designated as, and is not owned or controlled by or a Related Person of, a "suspected terrorist" as defined in Executive Order 13224.

                  (b) Each Vanguard Stockholder hereby acknowledges that TACT seeks to comply with all applicable laws covering money laundering and related activities. In furtherance of those efforts, each Vanguard Stockholder hereby represents, warrants and agrees that: (i) none of the cash or property that such Vanguard Stockholder will pay or will contribute to TACT has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by such Vanguard Stockholder to TACT, to the extent that they are within such Vanguard Stockholder's control, shall cause TACT to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the Untied States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Such Vanguard Stockholder shall promptly notify TACT if any of these representations ceases to be true and accurate regarding such Vanguard Stockholder. Such Vanguard Stockholder agrees to provide TACT with any additional information regarding such Vanguard Stockholder that TACT deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Such Vanguard Stockholder understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, TACT may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of such Vanguard Stockholder's investment in TACT. Such Vanguard Stockholder further understands that TACT may release confidential information about such Vanguard Stockholder and, if applicable, any underlying beneficial owners, to proper authorities if TACT, in its sole discretion, determines that it is in the best interest of TACT in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

         Section 4.5 Investment Representations.

                  (a) Such Vanguard Stockholder:

                           (i) is acquiring the Exchange Shares being issued to
                  such Vanguard Stockholder for investment and for such Vanguard Stockholder's own account and not as a nominee or agent for any other Person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

                           (ii) understands (A) that the Exchange Shares to be
                  issued to him or it have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of such Vanguard Stockholder as expressed herein, (B) that such Exchange Shares must be held and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available and (C) that the certificates evidencing such Exchange Shares will be imprinted with a legend in the form set forth in Section 6.8(b) that prohibits the transfer of such shares, except as provided in Section 6.8.

                           (iii) has been furnished with, and has read and
                  reviewed, the SEC Reports;

                           (iv) has had an opportunity to ask questions of and
                  has received satisfactory answers from the officers of TACT or Persons acting on TACT's behalf concerning TACT and the terms and conditions of an investment in TACT Common Stock;

                           (v) is aware of TACT's business affairs and financial
                  condition and has acquired sufficient information about TACT to reach an informed and knowledgeable decision to acquire the Exchange Shares to be issued to him or it;

                           (vi) can afford to suffer a complete loss of his or
                  its investment in such Exchange Shares;

                           (vii) is familiar with the provisions of Rule 144
                  promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (A) the availability of certain public information about the issuer,
                  (B) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (C) in the event certain holding requirements have not yet been met, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

                           (viii) understands that in the event all of the
                  applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that Persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such Persons and their respective brokers who participate in such transactions do so at their own risk; and

                           (ix) has such knowledge and experience in financial
                  and business matters that he or it is capable of evaluating the merits and risks of acquiring and holding shares of TACT Common Stock.

                  (b) Such Vanguard Stockholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

                  (c) No Vanguard Stockholder has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, other than as described under Item 3.20 of the Vanguard Disclosure Schedule.

         Section 4.6 Representation by Legal Counsel; Review of Agreement. Such Vanguard Stockholder has been advised by TACT and the Vanguard Companies to seek, and has sought, legal counsel in connection with the negotiation and execution of this Agreement. Such Vanguard Stockholder has carefully read and reviewed this Agreement and, to the extent he or it believed necessary, has discussed with his legal, accounting and other professional advisors the representations, warranties and agreements which the Vanguard Stockholder is making herein and the terms and conditions of the Exchange Transaction.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF TACT

         TACT represents and warrants to the Vanguard Stockholders as follows:

         Section 5.1 Organization and Good Standing. TACT and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations hereunder. TACT and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for jurisdictions where the failure to qualify would not have a Material Adverse Effect.

         Section 5.2 Books and Records. The books of account, minute books, stock record books and other records of TACT and each of its Subsidiaries, all of which have been made available to Vanguard and the Vanguard Stockholders, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. The minute books of TACT and each of its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors and committees of the board of directors of TACT and its Subsidiaries, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of TACT and its Subsidiaries.

         Section 5.3 No Conflict; No Consent.

                  (a) Except as set forth in Item 5.3(a) of the TACT Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Company Transactions will, directly or indirectly (with or without notice or lapse of time or both):

                           (i) Breach (A) any provision of the Organizational
                  Documents of TACT or any of its Subsidiaries, or (B) any resolution adopted by the board of directors or the shareholders of TACT or any of its Subsidiaries;

                           (ii) Breach or give any Governmental Body or other
                  Person the right to challenge any of the Contemplated Company Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which TACT or any of its Subsidiaries, or any of the assets owned or used by TACT or any of its Subsidiaries, may be subject:

                           (iii) contravene, conflict with, or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by TACT or any of its Subsidiaries or that otherwise relates to the business of, or any of the assets owned or used by, TACT or any of its Subsidiaries;

                           (iv) cause TACT or any of its Subsidiaries to become
                  subject to, or to become liable for the payment of, any Tax;

                           (v) cause any of the assets owned by TACT or any of
                  its Subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) Breach, conflict with or result in any violation
                  of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract applicable to TACT or any of its Subsidiaries; or

                           (vii) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by TACT or any of its Subsidiaries.

                  (b) [intentionally omitted]

         Section 5.4 Capitalization.

                  (a) All of the outstanding equity securities and other securities of each of TACT's Subsidiaries are owned of record and beneficially by TACT, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears on any certificate representing equity securities of any TACT Subsidiary.

                  (b) All of the outstanding equity securities of each of TACT and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Item 5.4(b) of the TACT Disclosure Schedule or in the SEC Reports, there are no options, warrants or other Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of TACT or any of its Subsidiaries. None of the outstanding equity securities or other securities of TACT or any of its Subsidiaries was issued in violation of the Securities Act or any other Legal Requirement.

                  (c) Except as set forth in Item 5.4(c) of the TACT Disclosure Schedule, neither TACT nor any of its Subsidiaries owns, or has any right or Contract to acquire, any equity securities or other securities of any Person (other than TACT or a Subsidiary of TACT) or any direct or indirect equity or ownership interest in any other business.

                  (d) The Common Stock is listed for trading on the NASDAQ SmallCap Market, the TACT and the Common Stock meet the criteria for continued listing on the NASDAQ SmallCap Market (without giving effect to the transactions contemplated by the TACT Stock Purchase Agreement or the TACT Share Exchange Agreement) and no delisting or suspension of trading of the Common Stock has been threatened by the NASDAQ Stock Market, Inc. and not addressed by TACT to the satisfaction of the NASDAQ Stock Market, Inc., or is otherwise currently in effect.

         Section 5.5 No Material Adverse Change. Except as set forth in Item 5.5 of the TACT Disclosure Schedule or in the SEC Reports, since September 30, 2004, there has not been any material adverse change in the business, operations, properties, prospects, results of operations or condition (financial or otherwise) of TACT or any of its Subsidiaries, and no event has occurred or circumstance exists that may have a Material Adverse Effect.

         Section 5.6 Absence of Certain Changes or Events. Except as set forth in Item 5.6 of the TACT Disclosure Schedule or in the SEC Reports, since September 30, 2004, TACT and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  (a) change in any of TACT's or any Subsidiary of TACT's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of TACT or any of its Subsidiaries; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by TACT or any of its Subsidiaries of any shares of any such capital stock; or, except as provided in Section 7.11, declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of TACT or any of its Subsidiaries;

                  (c) payment or increase by TACT or any of its Subsidiaries of any bonuses, salaries, or other compensation to any stockholder, director, officer or employee of TACT or any of its Subsidiaries, or entry into any employment, severance, or similar Contract with TACT or any other director, officer, or employee of TACT or any of its Subsidiaries;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of TACT or any of its Subsidiaries;

                  (e) damage to or destruction or loss of any asset or property of TACT or any of its Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of TACT and its Subsidiaries, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to TACT or any of its Subsidiaries of at least $100,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of TACT or any of its Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of TACT or any of its Subsidiaries;

                  (h) cancellation or waiver of any claims or rights with a value to TACT or any of its Subsidiaries in excess of $100,000;

                  (i) except as required by GAAP, a revaluation of any of the assets or material change in the accounting methods, principles or practices used by TACT or any of its Subsidiaries; or

                  (j) agreement, whether oral or written, by TACT or any of its Subsidiaries to do any of the foregoing.

         Section 5.7 Legal Proceedings; Orders.

                  (a) Except as set forth in Item 5.7(a) of the TACT Disclosure Schedule or in the SEC Reports, (i) there is no pending or, to TACT's Knowledge, threatened Proceeding, that has been commenced by or against TACT, any of its Subsidiaries or any of its stockholders that own more than 10% of the TACT Common Stock, or that otherwise relates to or may affect the business of, or any of the assets owned or used by, TACT or any of its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To TACT's Knowledge and the Knowledge of TACT's Subsidiaries, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. TACT has delivered to Vanguard and the Vanguard Stockholders copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Item 5.7(a) of the TACT Disclosure Schedule. The Proceedings listed in Item 5.7(a) of the TACT Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of TACT or any of its Subsidiaries.

                  (b) Except as set forth in Item 5.7(b)of the TACT Disclosure Schedule or in the SEC Reports, (i) there is no Order to which TACT or any of its Subsidiaries, or any of the assets owned or used by TACT or any of its Subsidiaries, is subject; (ii) TACT is not subject to any Order that relates to the business of, or any of the assets owned or used by, TACT or any of its Subsidiaries; and (iii) to the Knowledge of TACT and the knowledge of the Subsidiaries, no officer, director, agent, or employee of TACT or any of its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of TACT or any of its Subsidiaries.

                  (c) Except as set forth in Item 5.7(c) of the TACT Disclosure Schedule or in the SEC Reports, (i) TACT and each of its Subsidiaries is, and at all times since January 1, 2004, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which TACT or any of its Subsidiaries, or any of the assets owned or used by TACT or any of its Subsidiaries, is subject; and neither TACT nor any of its Subsidiaries has received, at any time since January 1, 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which TACT or any of its Subsidiaries, or any of the assets owned or used by TACT or any of its Subsidiaries, is or has been subject.

         Section 5.8 SEC Reports. TACT has previously made available to Vanguard and the Vanguard Stockholders each communication sent by TACT to its stockholders generally since January 1, 2001, and will continue to make such filings and communications available to Vanguard and the Vanguard Stockholders until the Closing. Since January 1, 2001, TACT has timely filed all SEC Reports required to be filed by it under the Exchange Act and any other reports or documents required to be filed with the Commission. At the time of filing, mailing, or delivery thereof, the SEC Reports were prepared in accordance with the applicable requirements of the Exchange Act and the regulations promulgated thereunder and complied with the then applicable accounting requirements, and none of such documents or information contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the Commission prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of TACT and its Subsidiaries as of its date and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of TACT and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q under the Exchange Act), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Upon written request of the Vanguard Stockholders, TACT will furnish to Vanguard and the Vanguard Stockholders copies of (i) all correspondence received from the Commission, and (ii) any of the agreements and instruments filed as exhibits to the SEC Reports. TACT has furnished to Vanguard and the Vanguard Stockholders a complete and accurate copy of any amendments or modifications, which have not yet been filed with the Commission but which are required to be filed, to agreements, documents or other instruments which previously had been filed by TACT with the Commission pursuant to the Securities Act or Exchange Act.

         Section 5.9 Brokers or Finders. Except as set forth in Item 5.9 of the TACT Disclosure Schedule, neither TACT nor any agent of TACT has incurred any Liability or obligation for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the Contemplated Company Transactions.

                                   ARTICLE 6

                   COVENANTS OF VANGUARD PRIOR TO CLOSING DATE

         Section 6.1 Access and Investigation. Between the date of this Agreement and the Closing Date and upon reasonable advance notice received from TACT, the Vanguard Stockholders (other than Berenson) will, and will cause each Vanguard Company and its Representatives to, (a) afford TACT and its Representatives (collectively, "TACT's Advisors") full and free access to each Vanguard Company's personnel, properties, Contracts, books and records and other documents and data, (b) furnish TACT and TACT's Advisors with copies of all such Contracts, books and records, and other existing documents and data as TACT may reasonably request, and (c) furnish TACT and TACT's Advisors with such additional financial, operating and other data and information as TACT may reasonably request.

         Section 6.2 Required Approvals. As promptly as practicable after the date of this Agreement, the Vanguard Stockholders (other than Berenson) will, and will cause each Vanguard Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Company Transactions. Between the date of this Agreement and the Closing Date and thereafter, the Vanguard Stockholders will, and will cause each Vanguard Company to, (a) cooperate with TACT with respect to all filings that TACT elects to make or is required by Legal Requirements to make in connection with the Contemplated Company Transactions and (b) cooperate with TACT with respect to all filings that TACT elects to make or is required by Legal Requirements to make in connection with the rights granted to the Vanguard Stockholders pursuant to
Section 7.10.

         Section 6.3 Business Operations of the Acquired Companies. Between the date of this Agreement and the Closing Date, the Vanguard Stockholders (other than Berenson) will, and will cause each Vanguard Company to:

                  (a) conduct the business of each Vanguard Company only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of each Vanguard Company, keep available the services of the current officers, employees, and agents of each Vanguard Company, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Vanguard Company;

                  (c) confer with TACT prior to implementing operational decisions of a material nature;

                  (d) make no material changes in management personnel or management compensation arrangements without prior consultation with TACT;

                  (e) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of TACT and, except as required under the provisions of any Employee Plan, not make any contribution to or with respect to any Employee Plan without the express written consent of TACT, provided, such Vanguard Company shall contribute that amount of cash to each Employee Plan necessary to fully fund its obligations under such Employee Plan; and

                  (f) otherwise report periodically to TACT concerning the status of the business, operations, and finances of each Vanguard Company.

         Section 6.4 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Vanguard Stockholders (other than Berenson) will not, and will cause each Vanguard Company not to, without the prior consent of TACT, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.7 or Section
3.8 is likely to occur.

         Section 6.5 Notification. Between the date of this Agreement and the Closing Date, Vanguard will promptly notify TACT and each Vanguard Stockholder in writing if Vanguard becomes aware of any fact or condition that causes or constitutes a Breach of any of the representations and warranties of the Vanguard Stockholders as of the date of this Agreement, or if Vanguard becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Vanguard Disclosure Schedule if the Vanguard Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Vanguard Stockholders will promptly deliver to TACT a supplement to the Vanguard Disclosure Schedule specifying such change. Such delivery shall not affect any rights of TACT under Section 9.1 and ARTICLE 11. During the same period, the Vanguard Stockholders will promptly notify TACT of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE 9 impossible or unlikely.

         Section 6.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, all indebtedness owed to any Vanguard Company by any Vanguard Stockholder or any Related Person of any Vanguard Stockholder to be paid in full or discharged prior to Closing.

         Section 6.7 Best Efforts. Between the date of this Agreement and the Closing Date, the Vanguard Stockholders will use their Best Efforts to cause the conditions in ARTICLE 9 to be satisfied.

         Section 6.8 Restriction on Transfer of Exchange Shares

                  (a) The Exchange Shares to be issued to each Vanguard Stockholder and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.8, which conditions are intended to insure compliance with the provisions of the Securities Act. Each Vanguard Stockholder of the Company shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the Vanguard Stockholder.

                  (b) Each certificate representing Restricted Securities issued to a Vanguard Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6.8(c) and 6.8(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 6.8 OF THE EXCHANGE AGREEMENT DATED AS OF JANUARY 21, 2005, AMONG VANGUARD INFO-SOLUTIONS COPRORATION, THE VANGUARD STOCKHOLDERS NAMED THEREIN, THE AUTHORIZED REPRESENTATIVE NAMED THEREIN AND TACT, INC., AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, TACT, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A TACT, INC. CERTIFICATE NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TACT, INC."

                  (c) Prior to any Transfer of Restricted Securities that occurs subsequent to the Closing, each Vanguard Stockholder will give written notice to TACT of such Vanguard Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 6.8. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by TACT, shall be accompanied by the written opinion, addressed to TACT, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to TACT) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to TACT. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.8(b) unless (x) in such opinion of counsel of TACT registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) TACT shall have waived the requirement of such legends. No Vanguard Stockholder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by TACT or unless such opinion is not required in accordance with the provisions of this Section 6.8(c)).

                  (d) Notwithstanding the foregoing provisions of this Section 6.8, the restrictions imposed by this Section 6.8 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6.8(c), (ii) pursuant to Section 6.8(c), the shares so transferred are not required to bear the legend set forth in Section 6.8(b), or (iii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 6.8 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from TACT, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.8(b) and not containing any other reference to the restrictions imposed by this Section 6.8.

                  (e) Each Vanguard Stockholder understands and agrees that TACT, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Vanguard Stockholder, but not as to certificates for such shares of TACT Common Stock as to which the legend set forth in paragraph (b) of this Section
6.8 is no longer required because one or more of the conditions set forth in
Section 6.8(d) shall have been satisfied, in the event of a proposed Transfer in violation or breach of this Section 6.8.

         Section 6.9 Restrictions on Transfer of Transferred Vanguard Shares Prior to Closing. Prior to any Transfer of the Transferred Vanguard Shares that is to occur prior to the Closing, the Vanguard Shareholder intending to effect any such Transfer will give written notice to Vanguard and TACT of such Vanguard Stockholder's intention to effect such Transfer and will comply in all other respects with the provisions of this Section 6.9. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by (a) a statement executed by the proposed transferee of such Transferred Vanguard Shares stating that such proposed transferee has been provided with a copy of this Agreement (including the Exhibits and Schedules hereto) and has read the same, (b) a questionnaire completed and verified by the proposed transferee containing such information as TACT and Vanguard may reasonably request, (c) a written agreement, in form and substance reasonably satisfactory to TACT, providing that the transferee of the Transferred Vanguard Shares thereby assumes all of the rights and obligations of the transferor of such Transferred Vanguard Shares under this Agreement, including the obligation to deliver such shares at the Closing and to execute the Escrow Agreement and deliver such proposed transferee's proportionate share of Escrow Shares into Escrow at the Closing, (d) each of the Custody Agreement and the Stockholder Certificate duly executed by the proposed transferee and (e) if requested by Vanguard, the written opinion, addressed to Vanguard, of counsel for the holder of such Transferred Vanguard Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Vanguard) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. Upon compliance with this Section 6.9, the holder thereof shall thereupon be entitled to Transfer such Transferred Vanguard Shares in accordance with the terms of the notice delivered by it to Vanguard. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Transferred Vanguard Shares (and each certificate or other instrument evidencing any untransferred balance of such Transferred Vanguard Shares) shall bear the legend set forth on the share certificate to be transferred. The parties agree that Exhibit A attached hereto shall be updated to reflect any transfers that occur pursuant to this Section.

                                   ARTICLE 7

                     COVENANTS OF TACT PRIOR TO CLOSING DATE

         Section 7.1 Access and Investigation. Between the date of this Agreement and the Closing Date and upon reasonable advance notice received from Vanguard, TACT will, and will cause each of its Subsidiaries and their Representatives to, (a) afford Vanguard and its Representatives (collectively, "Vanguard Advisors") full and free access to TACT's and its Subsidiaries' personnel, properties, Contracts, books and records and other documents and data, (b) furnish Vanguard and Vanguard's Advisors with copies of all such Contracts, books and records, and other existing documents and data as Vanguard may reasonably request, and (c) furnish Vanguard and Vanguard's Advisors with such additional financial, operating and other data and information as Vanguard may reasonably request.

         Section 7.2 Required Approvals. As promptly as practicable after the date of this Agreement, TACT will, and will cause each of its Subsidiaries to, make all filings required by Legal Requirements to be made by them in order to consummate the Company Contemplated Transactions. Between the date of this Agreement and the Closing Date, TACT will, and will cause each of its Subsidiaries to, (a) cooperate with Vanguard with respect to all filings that Vanguard elects to make or is required by Legal Requirements to make in connection with the Company Contemplated Transactions, and (b) cooperate with Vanguard in obtaining all consents identified in Item 3.2(b) of Vanguard's Disclosure Schedule.

         Section 7.3 Business Operations of the Acquired Companies. Between the date of this Agreement and the Closing Date, TACT will, and will cause each of its Subsidiaries to:

                  (a) conduct its business and the business of each of its Subsidiaries only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of TACT and the business organization of each of its Subsidiaries, keep available the services of their current officers, employees, and agents, and maintain their relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with TACT and its Subsidiaries;

                  (c) confer with Vanguard prior to implementing operational decisions of a material nature;

                  (d) make no material changes in management personnel or management compensation arrangements without prior consultation with Vanguard;

                  (e) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of Vanguard, and, except as required under the provisions of any Employee Plan, not make any contribution to or with respect to any Employee Plan without the express written consent of Vanguard, provided that TACT and its Subsidiaries shall contribute that amount of cash to each Employee Plan necessary to fully fund its obligations under such Employee Plan; and

                  (f) otherwise report periodically to Vanguard concerning the status of the business, operations, and finances of TACT and its Subsidiaries.

         Notwithstanding anything contained herein to the contrary or any restrictions contained herein, TACT may accelerate the vesting of employee stock options prior to the Closing.

         Section 7.4 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, TACT will not, and will cause each of its Subsidiaries not to, without the prior consent of Vanguard, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 5.5 or Section 5.6 would be likely to occur.

         Section 7.5 Notification. Between the date of this Agreement and the Closing Date, TACT will promptly notify the Authorized Representative if TACT or any of its Subsidiaries becomes aware of any fact or condition that causes or constitutes a Breach of any of TACT's representations and warranties as of the date of this Agreement, or if TACT becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the TACT Disclosure Schedule if the TACT Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, TACT will promptly deliver to the Authorized Representative a supplement to the TACT Disclosure Schedule specifying such change. Such delivery shall not affect any rights of Vanguard, or any Vanguard Stockholder under Section 10.1. During the same period, TACT will promptly notify the Authorized Representative of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE 10 impossible or unlikely.

         Section 7.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, TACT will cause all indebtedness owed to TACT or any of its Subsidiaries by any Related Person of TACT to be paid in full prior to Closing.

         Section 7.7 No Solicitation by TACT.

                  (a) TACT agrees that it (i) will not (and it will not permit its officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by it to ) (A) solicit, initiate or encourage (including by way of furnishing material non-public information) any inquiry, proposal or offer, whether or not in writing (including any proposal or offer to its shareholders), with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving all or more than 10% of the assets of TACT taken as a whole or 10% or more of any class of capital stock of TACT, or any acquisition, directly or indirectly, of 10% or more of the capital stock or assets of TACT and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a "Company Acquisition Proposal"), (B) participate or engage in any discussions or negotiations concerning, furnish to any Person any information with respect to, or take any action to facilitate any inquiries or the making of any proposal or offer that constitutes or may reasonably be expected to lead to, a Company Acquisition Proposal or (C) approve or recommend any Company Acquisition Proposal, accept any Company Acquisition Proposal or enter into a letter of intent, agreement in principle or agreement with respect to any Company Acquisition Proposal (or resolve to or publicly propose to do any of the foregoing); and (ii) will immediately cease and cause to be terminated any existing negotiations with any third parties conducted heretofore with respect to any of the foregoing; provided that, subject to Section 7.7(b), (A) nothing contained in clause (i) above shall prohibit TACT or its board of directors from disclosing to TACT's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, further provided that the board of directors of TACT shall not recommend that its shareholders of TACT tender their shares of TACT in connection with any such tender or exchange offer unless the board of directors shall have determined in good faith, after consultation with its financial advisors and outside counsel, that the relevant Company Acquisition Proposal is a Superior Proposal and (B) prior to the Shareholders' Meeting, if TACT receives an unsolicited bona fide written Company Acquisition Proposal from a third party that the board of directors of TACT determines in good faith (after receiving the advice of its financial advisors) is reasonably likely to be a Superior Proposal, TACT and its representatives may conduct such discussions or provide such information as the board of directors of TACT shall determine, but only if, prior to such provision of information or conduct of such discussions, the board of directors of TACT determines in its good faith judgment, after consultation with outside counsel, that it is required to do so in order to comply with its fiduciary duties. For purposes of this Agreement, "Superior Proposal" means any unsolicited bona fide written Company Acquisition Proposal which (i) contemplates (A) a merger or other business combination, reorganization, share exchange, recapitalization, liquidation, dissolution, tender offer, exchange offer or similar transaction involving TACT as a result of which TACT's shareholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or (B) a sale, lease, exchange, transfer or other disposition (including, without limitation, a contribution to a joint venture) of at least 50% of the value of the assets of TACT and its Subsidiaries, taken as a whole, and (ii) is on terms which the board of directors of TACT determines (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (A) would, if consummated, result in a transaction that is more favorable to its shareholders from a financial point of view (in their capacities as such) than the transactions contemplated by this Agreement (including the terms of any proposal by the Parent to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably likely to be financed and otherwise completed without undue delay.

                  (b) TACT will promptly (and in any event within one Business
Day) notify the Authorized Representative of any requests referred to in Section 7.7(a) for information or the receipt of any Company Acquisition Proposal, including the identity of the Person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and the material terms and conditions of any Company Acquisition Proposal, and shall keep the Authorized Representative informed on a timely basis (and in any event within one Business Day) of any material changes with respect thereto. Prior to taking any action referred to in the proviso of
Section 7.7(a), if TACT intends to participate in any such discussions or negotiations or provide any such information to any such third party, TACT shall give prompt prior notice to the Authorized Representative of each such action.

         Section 7.8 Shareholders' Meeting. TACT, acting through its board of directors, shall, in accordance with applicable law and its Certificate of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold a meeting of its shareholders as soon as reasonably practicable following the date hereof for the purpose of considering and taking action to authorize and approve the issuance of the Exchange Shares pursuant to this Agreement and the transactions contemplated hereby and by the TACT Stock Purchase Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"); and (ii) subject to its fiduciary duties under applicable law after consultation with outside counsel, (A) include in the proxy soliciting materials for the Shareholders' Meeting the recommendation of the board of directors that the shareholders of TACT vote in favor of the approval and adoption of this Agreement and the TACT Stock Purchase Agreement and the transactions contemplated hereby and thereby, (B) use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement and the TACT Stock Purchase Agreement and the transactions contemplated hereby and thereby from its shareholders, (C) use its reasonable best efforts to obtain the necessary approval to increase the number of shares subject to its 1997 Stock Option and Award Plan from 300,000 to 1,200,000 and (D) change the name of the corporation to Vanguard Info-Solutions International Inc. or, if such name is not available, such other name as the Authorized Representative may approve. Notwithstanding TACT's failure to include the recommendation contemplated by clause (A) of the preceding sentence (in the circumstances permitted thereby), unless this Agreement shall have been terminated pursuant to ARTICLE 12, TACT shall submit this Agreement to its shareholders at the Shareholders' Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve TACT of such obligation. The proxy soliciting materials and the proposals contained therein shall comply with Regulation 14A of the regulations under the Exchange Act and shall be in a form such that, if shareholder approval is obtained, the requirements of Rule 4350(i) of the Marketplace Rules of The NASDAQ Stock Market, Inc. shall have been complied with.

         Section 7.9 Best Efforts. Between the date of this Agreement and the Closing Date, TACT will use its Best Efforts to cause the conditions in ARTICLE 10 to be satisfied.

         Section 7.10 Registration Rights. If TACT at any time after the Closing Date proposes for any reason to register shares of TACT Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Vanguard Stockholders of its intention to so register such shares of TACT Common Stock at least thirty (30) days before the initial filing of such registration statement and, upon the written request, delivered to TACT within twenty (20) days after delivery of any such notice by TACT, of the Vanguard Stockholders to include in such registration Exchange Shares (which request shall specify the number of Exchange Shares proposed to be included in such registration and shall state that such Vanguard Stockholders desire to sell such Exchange Shares in the public securities markets), TACT shall use commercially reasonable efforts to cause all such Exchange Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, that if the managing underwriter advises TACT that the inclusion of all Exchange Shares requested to be included in such registration would be materially detrimental to the successful marketing (including pricing) of the TACT Common Stock proposed to be registered by TACT, then the number of Exchange Shares proposed to be included in such registration shall be reduced before any other shares of TACT Common Stock proposed to be included in such registration.

         Section 7.11 Declaration and Payment of Dividend. Prior to the Closing TACT shall declare and pay a cash dividend (the "Dividend") in the amount of $0.75 per share of TACT Common Stock and TACT preferred stock (to the extent that such preferred stock has not been converted to TACT Common Stock) issued and outstanding on the record date; provided, that (i) payment of the Dividend shall be contingent on the consummation of the Company Contemplated Transactions; and (ii) the Dividend that is payable with regard to 30,000 shares of TACT Common Stock that are to be issued to the independent members of TACT's board of directors following the authorization thereof at the Shareholders' Meeting may be reserved and set aside pending issuance of such shares.

                                   ARTICLE 8

                              ADDITIONAL COVENANTS

         Section 8.1 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Company Transactions will be issued, if at all, at such time and in such manner as TACT determines. Unless consented to by TACT in advance or required by Legal Requirements, prior to the Closing, the Vanguard Companies, the Vanguard Stockholders shall, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Authorized Representative and TACT will consult with each other concerning the means by which the employees, customers, and suppliers of the Vanguard Companies, TACT, its Subsidiaries and others having dealings with the Vanguard Companies, TACT and its Subsidiaries will be informed of the Contemplated Company Transactions.

         Section 8.2 Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, TACT, the Vanguard Companies, the Vanguard Stockholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of TACT and the agents and advisors of the Vanguard Stockholders to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Company Transactions, unless
(i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Company Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with any legal Proceedings.

                  (b) If the Contemplated Company Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, the Vanguard Companies, the Vanguard Stockholders waive, and will upon TACT's request cause each of the Acquired Companies to waive, any cause of action, right, or claim arising out of the access of TACT or its representatives to any Trade Secrets or other confidential information of the Acquired Companies except for the intentional competitive misuse by TACT of such Trade Secrets or confidential information.

         Section 8.3 Board Membership. Immediately after the Closing, the board of directors of TACT shall elect to fill the vacancies on such board and by the two resignations referenced in Section 10.8 with (a) those persons listed on Exhibit E as directors of TACT and (b) to the extent that Exhibit E lists fewer than three persons, persons who will be independent directors within the meaning of Rule 4350(c) of the Marketplace Rules of The NASDAQ Stock Market, Inc. as directors of TACT, in each case to serve until their successors are elected and qualify.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO TACT'S OBLIGATION TO CLOSE

         The obligation of TACT to issue the Exchange Shares to the Vanguard Stockholders and to take the other actions required to be taken by TACT at the Closing is subject to the fulfillment or written waiver by TACT at or prior to the Closing of each of the following conditions:

         Section 9.1 Accuracy of Representations.

                  (a) All of the representations and warranties of the Vanguard Stockholders in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Vanguard Disclosure Schedule delivered after the date hereof.

                  (b) Each of the representations and warranties of the Vanguard Stockholders set forth in ARTICLE 4 (considered individually) must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Vanguard Disclosure Schedule delivered after the date hereof.

         Section 9.2 Vanguard Stockholders' Performance.

                  (a) All of the covenants and obligations that Vanguard or the Vanguard Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section 2.4(a) must have been delivered, and each of the other covenants and obligations in Section 6.2 and Section 6.7 must have been performed and complied with in all respects.

         Section 9.3 Additional Documents. Each of the following documents must have been delivered to TACT:

                  (a) Opinions of McGuireWoods LLP, and Patanjali Associates, New Delhi, India, dated the Closing Date, addressing the matters listed in
Exhibit 9.4(a);

                  (b) The Organizational Documents and all amendments thereto of each Vanguard Company, certified as of a recent date by the appropriate official of the jurisdiction in which such Vanguard Company is incorporated as specified in Item 3.1 of the Vanguard Disclosure Schedule;

                  (c) Certificates with respect to (i) in the case of Vanguard, a date not earlier than the third Business Day prior to the Closing, and, in the case of each other Vanguard Company, dated as of a date not earlier than the thirtieth Business Day prior to the Closing, as to the good standing of such Vanguard Company, executed by the appropriate official of each jurisdiction in which the Vanguard Company is incorporated and in which it is qualified to do business as a foreign corporation as specified in Item 3.1 of the Vanguard Disclosure Schedule; and

                  (d) Such other documents as TACT may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 10.4(a), (ii) evidencing the accuracy of any of Vanguard Stockholders' representations and warranties, (iii) evidencing the performance by Vanguard and each Vanguard Stockholder of, or the compliance by Vanguard and each Vanguard Stockholder with, any covenant or obligation required to be performed or complied with by Vanguard or such Vanguard Stockholder, (iv) evidencing the satisfaction of any condition referred to in this ARTICLE 9, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Company Transactions.

         Section 9.4 Consummation of Other Transactions. The transactions contemplated by the TACT Stock Purchase Agreement shall have been consummated (subject to the consummation of the Contemplated Transactions).

         Section 9.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against TACT or any Related Person of TACT, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Company Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Company Transactions.

         Section 9.6 No Material Adverse Effect. Since the date of this Agreement, no event has occurred that has a Material Adverse Effect on the Vanguard Companies, taken as a whole, and no event has occurred or circumstance exists that may cause a Material Adverse Effect on the Vanguard Companies, taken as a whole.

         Section 9.7 Intentionally Omitted.

         Section 9.8 Castor. Castor shall have sold or transferred, on terms reasonably acceptable to TACT, all shares of Vanguard Info-Solution Limited owned by Castor to Vanguard and Castor shall have been liquidated or its shares distributed or sold.

                                   ARTICLE 10

       CONDITIONS PRECEDENT TO VANGUARD STOCKHOLDERS' OBLIGATION TO CLOSE

         The obligation of the Vanguard Stockholders to exchange the Transferred Vanguard Shares and to take the other actions required to be taken by the Vanguard Stockholders at the Closing is subject to the fulfillment or written waiver by the Vanguard Stockholders at or prior to the Closing of each of the following conditions:

         Section 10.1 Accuracy of Representations. All of TACT's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the TACT Disclosure Schedule delivered after the date hereof.

         Section 10.2 TACT's Performance.

                  (a) All of the covenants and obligations that TACT is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

                  (b) TACT must have delivered each of the documents required to be delivered by TACT pursuant to Section 2.4(b)(ii) and must have issued the Exchange Shares required pursuant to Section 2.4(b)(i).

         Section 10.3 Additional Documents. TACT must have caused the following documents to be delivered to the Vanguard Stockholders:

                  (a) An opinion of Orrick, Herrington & Sutcliffe LLP, dated the Closing Date, addressing the matters listed in Exhibit 10.4(a); and

                  (b) Such other documents as the Authorized Representative may reasonably request for the purpose of (i) enabling counsel for the Vanguard Stockholders to provide the opinion referred to in Section 9.4(a), (ii) evidencing the accuracy of any representation or warranty of TACT, (iii) evidencing the performance by TACT of, or the compliance by TACT with, any covenant or obligation required to be performed or complied with by TACT, (iv) evidencing the satisfaction of any condition referred to in this ARTICLE 10, or
(v) otherwise facilitating the consummation of any of the Contemplated Company Transactions.

         Section 10.4 Consummation of Other Transactions. The transactions contemplated by each of the Shareholder Stock Purchase Agreement and the TACT Stock Purchase Agreement shall have been consummated (subject to the consummation of the Contemplated Transactions).

         Section 10.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Vanguard or any Vanguard Stockholder or any Related Person of Vanguard or any Vanguard Stockholder, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Company Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Company Transactions.

         Section 10.6 No Material Adverse Change. Since the date of this Agreement, no event has occurred that has a Material Adverse Effect on TACT and its Subsidiaries, taken as a whole, and no event has occurred or circumstance exists that may cause a Material Adverse Effect on TACT and its Subsidiaries, taken as a whole.

         Section 10.7 Falcone Employment Agreement. TACT and Richard Falcone shall have entered into an employment agreement in the form of Exhibit 10.8.

         Section 10.8 Resignations. Shmuel BenTov and Reuven Battat shall have resigned from TACT's board of directors.

                                   ARTICLE 11

                 INDEMNIFICATION; REMEDIES; LIMITS ON LIABILITY

         Section 11.1 Indemnification.

                  (a) Subject to the limitation contained in Section 11.2(a), from and after the Closing Date, Excalibur shall protect, defend, indemnify and hold harmless TACT and its affiliates (including the Vanguard Companies), officers, directors, employees, representatives and agents (each a "TACT Indemnified Person" and collectively, the "TACT Indemnified Persons") from and against any and all losses, claims, costs, damages, liabilities, fees (including without limitation attorneys' fees and expenses generally and attorney's fees and expenses specifically related to enforcement of, or assertion of, claims pursuant to this ARTICLE 11) (collectively, the "Losses") and expenses that any of the TACT Indemnified Persons actually incurs arising out of or in connection with (i) any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Vanguard Stockholders contained in this Agreement, including any exhibits or schedules attached hereto, or any fact or circumstance constituting a misrepresentation, breach of or default in such representations or warranties, (ii) any Losses that any of the TACT Indemnified Persons actually incurs arising out of or in connection with any Proceeding affecting any of the Vanguard Companies or any Vanguard Stockholder, and (iii) all Taxes imposed on, or resulting from the operations of, the Vanguard Companies for all periods up to and including the Closing Date (except with respect to the amount of Taxes that the Vanguard Companies have properly reserved for on the Interim Balance Sheet). Each Vanguard Stockholder's pro rata portion of any Losses shall be based upon such Vanguard Stockholder's pro rata portion of the Exchange Shares received in connection with the Exchange Transaction.

                  (b) Subject to the limitation contained in Section 11.2(b), from and after the Closing Date, TACT shall protect, defend, indemnify and hold harmless each Vanguard Stockholder (each a "Vanguard Indemnified Person" and collectively the "Vanguard Indemnified Persons") from and against any and all Losses, that any of the Vanguard Indemnified Persons actually incurs arising out of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of TACT contained in this Agreement, including any exhibits or schedules attached hereto, or any factor or circumstance constituting a misrepresentation, breach of or default in such representations or warranties. The foregoing indemnification obligations of TACT shall apply solely to Losses incurred by any of the Vanguard Indemnified Persons in excess of an aggregate of the Threshold.

                  (c) No claim shall be brought under this ARTICLE 11 unless either the TACT Indemnified Persons or the Vanguard Indemnified Persons (hereinafter being referred to as the "Indemnified Persons," with each reference being made to the applicable party or parties as appropriate in the context), or any of them, at any time prior to the applicable Survival Date (as defined herein), give, in the case of a claim for indemnification made under Section 11.1(b), TACT or, in the case of a claim for indemnification made under Section 11.1(a), the Escrow Agent and Excalibur (TACT and Excalibur hereinafter being referred to as the "Indemnifying Persons," with each reference being made to the applicable party or parties as appropriate in the context) prompt written notice (a "Claim Notice") after the Indemnified Party has actual knowledge of the basis for such claim, or of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or prompt written notice of any Third Party Claim, the existence of which might give rise to such a claim, but the failure so to provide such notice to the Indemnifying Persons and, if required, the Escrow Agent will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any material rights (including in any event the right to seek and obtain indemnification or contribution or to make a timely claim for insurance coverage) or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim) or otherwise.

                  (d) In case any Indemnifying Person shall object in writing to any Claim Notice, the Indemnified Person that has sent the Claim Notice shall respond in a written statement to the objection of such Indemnifying Person within 15 days of the receipt of such objection. If after such 15-day period, there remains a dispute as to the claim set forth in the Claim Notice, the Indemnified Person and the Indemnifying Person shall attempt in good faith for an additional 15 days to agree upon the rights of the respective parties with respect to each of such claims (the "Good Faith Negotiation Period"). If the Indemnified Person and the Indemnifying Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the amount payable from the fund held by the Escrow Agent in accordance with the terms of the memorandum and the Escrow Agreement. If no such agreement can be reached after the Good Faith Negotiation Period, the matter shall be settled by binding arbitration in New York, New York. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). If the Indemnified Person and the Indemnifying Person are unable to resolve the claim after the Good Faith Negotiation Period, the Indemnified Person and the Indemnifying Person shall each designate one arbitrator within 15 days after the termination of the Good Faith Negotiation Period. The Indemnified Person and the Indemnifying Person shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, that if either the Indemnified Person and the Indemnifying Person fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. All of the fees and expenses of the three arbitrators shall be shared equally by the Indemnified Person and the Indemnifying Person. The Indemnified Person and the Indemnifying Person shall cause the three arbitrators to decide the matters to be arbitrated pursuant hereto within 30 days after the appointment of the third arbitrator. The final decision of the majority of the arbitrators shall be furnished to the Indemnified Person and the Indemnifying Person and the Escrow Agent in writing and shall constitute the conclusive determination of the matters in question binding upon the Indemnified Persons and the Indemnifying Persons, and shall not be contested by any of them. Such decision may only be used in a court of law for the purpose of seeking enforcement of the arbitrators' decision.

                  (e) The obligations and liabilities of TACT and Excalibur, as applicable, with respect to Losses resulting from the assertion of liability by Third Parties that could render TACT's or Excalibur's, as applicable, representations and warranties false or misleading (each, a "Third Party Claim") shall be subject to the following terms and conditions:

                           (i) The Indemnified Persons shall promptly give
                  written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any material rights (including in any event the right to seek and obtain indemnification or contribution or to make a timely claim for insurance coverage) or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim) or otherwise.

                           (ii) The Indemnifying Persons will have the right,
                  upon delivery of a written acknowledgement to the Indemnified Persons of their indemnification liability pursuant to this
                  ARTICLE 11, to assume the defense of the Third Party Claim with counsel of his or its choice within twenty (20) days after the Indemnified Person has given notice of the Third Party Claim; provided, that the Indemnifying Persons must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided, further that Indemnified Person may retain separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Persons, if such Indemnified Person upon advice of legal counsel shall have reasonably concluded that representation of such Indemnified Person or Persons by the counsel retained by the Indemnifying Persons would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such Proceeding (provided, that the Indemnifying Person shall not be responsible for the fees and expenses of more than one additional counsel for all Indemnified Persons). No Indemnifying Person, in the defense of any claim or litigation, shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all Liability in respect to such claim or litigation.

                           (iii) In the event that the Indemnifying Persons do
                  not assume and conduct the defense of the Third Party Claim in accordance with Section 11.1(e)(ii), the Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, which counsel shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed. The Indemnifying Persons and the Indemnified Persons shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

         Section 11.2 Limitations on Indemnification. Except as provided in clauses (i) and (ii) of this Section 11.2, Excalibur shall not have any liability nor be subject to any claim under Section 11.1(a), unless and until the amount of any Losses subject to Section 11.1(a) exceeds $10,000 per claim (the "Individual Claim Threshold") and $1,500,000 in the aggregate (the "Aggregate Claim Threshold") with respect to Losses subject to indemnity under
Section 11.1(a). If the aggregate amount of Losses subject to Section 11.1(a) exceeds the Aggregate Claim Threshold, then for each such Loss that is or was subject to Section 11.1(a) and that exceeds the Individual Claim Threshold (including those within the Aggregate Claim Threshold), TACT Indemnified Persons shall be entitled to indemnification by Excalibur in the full amount of such Loss (notwithstanding the Aggregate Claim Threshold), up to the Aggregate Claim Limit. Claims that do not exceed the Individual Claim Threshold shall not be entitled to indemnification under Section 11.1(a), but shall be included in any determination of whether the aggregate amount of Losses subject to Section 11.1(a) exceeds the Aggregate Claim Threshold. Except as provided in clauses (i) and (ii) of this Section 11.2, in no event shall Excalibur be liable under this Agreement, whether with respect to Third Party Claims or non-Third Party Claims, for any amounts in excess of $8,000,000 (the "Aggregate Loss Limit") in the aggregate (or such lesser amount as corresponds to, as applicable, the Escrow Shares then held by the Escrow Agent under the Escrow Agreement), nor shall any liability of Excalibur hereunder be settled other than, as set forth in Section
11.3 by means of set-off against, as applicable, the Escrow Shares. Notwithstanding the foregoing provisions of this Section 11.2:

                           (i) (A) no breach of the representations and
                  warranties contained in Section 3.9 shall be included in the computation of either the Aggregate Claim Threshold or the Aggregate Loss Limit; and (B) any claim for any loss arising from any breach of the representations and warranties contained in Section 3.9 shall be settled by Excalibur by payment of cash; and

                           (ii) no breach of the representation and warranties
                  contained in Section 3.17(e), 3.17(g) and the first sentence of Section 3.17(i) shall be subject to the Individual Claim Threshold of $10,000, but instead shall be subject to a separate individual claim threshold of $2,500 and shall not be subject to the Aggregate Loss Limit. For the avoidance of doubt, the parties agree that, for up to an aggregate of $150,000 of Losses, no claim arising from Vanguard's failure to match employee contributions under its 401(k) Employee Plan prior to the date of this Agreement (the "Vanguard 401(k) Underpayment") may be the subject of a Claim Notice or otherwise be entitled to the benefits of Section 11.1(a) or included in the computation of either the Aggregate Claim Threshold or the Aggregate Loss Limit. For the avoidance of doubt, claims for or related to the Vanguard 401(k) Underpayment shall be eligible for indemnification under
                  Section 11.1(a) and Section 11.2 only to the extent that such claims exceed $150,000, in which case such excess amount of claims shall be included in the computation of claims in excess of the Aggregate Loss Threshold and shall be subject to indemnification under Section 11.1(a) without limitation by the Aggregate Loss Limit.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, TACT shall not have any liability nor be subject to any claim under
Section 11.1(b), unless and until the amount of any Losses subject to Section 11.1(b) exceeds $10,000 per claim and $1,500,000 in the aggregate with respect to Losses subject to indemnity under Section 11.1(b). If the aggregate amount of Losses subject to Section 11.1(b) exceeds the Aggregate Claim Threshold, then for each such Loss subject to Section 11.1(b) that exceeds the Individual Claim Threshold (including those within the Aggregate Claim Threshold), Seller Indemnified Persons shall be entitled to indemnification by TACT in the full amount of such Loss (notwithstanding the Aggregate Claim Threshold), up to the Aggregate Claim Limit. Claims that do not exceed the Individual Claim Threshold shall not be entitled to indemnification under Section 11.1(b), but shall be included in any determination of whether the aggregate amount of Losses subject to Section 11.1(b) exceed the Aggregate Claim Threshold. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any TACT Indemnifying Person be liable under this Agreement, whether with respect to Third Party Claims or non-Third Party Claims, for any amounts in excess of the Aggregate Loss Limit.

         Section 11.3 Set-Off Against Escrowed Shares. If Losses become payable by Excalibur pursuant to Section 11.1(a), except as set forth in Section 11.2(a)(i)(C), then the amount of any such Loss shall be paid to TACT first by rounding such amount to the nearest $8.00 and then setting off such rounded amount of Losses, pro rata, at the rate of one share of TACT Capital Stock for each $8.00 of Loss, against the Escrow Shares held by the Escrow Agent. In furtherance thereof, within five (5) Business Days of the written request of TACT to the Vanguard Stockholders, the Escrow Agent will tender to TACT for cancellation one or more certificates representing the Escrow Shares to be delivered by such person in exchange for one or more certificates in a number that properly reflects the set-off made pursuant to the provisions of this Section.

         Section 11.4 Survival of Representations and Warranties. The representations and warranties contained in ARTICLE 3, ARTICLE 4 and ARTICLE 5 shall survive the Closing Date until the first anniversary of the Closing Date, other than the representations and warranties contained in Sections 3.4, 3.9,
3.11 and 3.17, which shall survive in accordance with the applicable statute of limitations related to any claims with respect thereto. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." No Third Party other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against TACT or the Vanguard Stockholders with respect to such representations or warranties or any matter subject to or resulting in indemnification under this ARTICLE 11, or otherwise.

         Section 11.5 Claims. If TACT is required to pay any amounts to the Vanguard Indemnified Persons pursuant to this ARTICLE 11, it shall do so in cash pro rata based on the number of Exchange Shares received by such Vanguard Indemnified Persons on the Closing Date. If Excalibur is required to pay any amounts to the TACT Indemnified Persons pursuant to this ARTICLE 11, it shall do so pursuant to the Escrow Agreement

         Section 11.6 Limitation of Remedies as to Berenson. In no event shall Berenson be liable to any Person for any Losses arising out of or in connection with this Agreement or any of the Contemplated Transactions, other than for a Breach by Berenson of any of its representations and warranties under Article 4 or of its agreements or covenants hereunder.

                                   ARTICLE 12

                                   TERMINATION

         Section 12.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of TACT and the Authorized Representative.

         Section 12.2 Termination by the Authorized Representative or TACT. This Agreement may be terminated by action of the board of directors of TACT (upon payment of the Termination Amount, if payable pursuant to Section 12.5(a)) or by the Authorized Representative, if:

                           (i) the Exchange shall not have been consummated by
                  5:00 pm (New York City time) on July 31, 2005; provided, that the right to terminate this Agreement pursuant to this clause
                  (i) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Exchange to occur on or before such date; provided further that such time period shall be tolled for any period during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Exchange;

                           (ii) if the requisite vote of the TACT shareholders
                  shall not have been obtained at the Shareholders' Meeting (including adjournment and postponement thereof); or

                           (iii) a United States federal or state court of
                  competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and non-appealable.

         Section 12.3 Termination by TACT. This Agreement may be terminated prior to the Closing, by action of the board of directors of TACT (upon payment of the Termination Amount, if payable pursuant to Section 12.5(a)) after consultation with its legal advisors, if:

                           (i) prior to the Shareholders' Meeting, TACT receives
                  a Superior Proposal as described in Section 7.7(a) and resolves to accept such Superior Proposal, but only if TACT has acted in all material respects in accordance with, and has otherwise complied in all material respects with the terms of,
                  Section 7.7, including the notice provisions therein; or

                           (ii) (A) there has been a breach by Vanguard or the
                  Vanguard Stockholders of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of the Vanguard Stockholders shall have become untrue, in either case such that the conditions set forth in Section 9.1 will not be satisfied at the Closing Date and (B) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to the Authorized Representative by TACT; provided, that the right to terminate this Agreement pursuant to clause
                  (ii) of this Section 12.3 shall not be available to TACT if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 10.1 will not be satisfied at the Closing Date.

         Section 12.4 Termination by the Authorized Representative. This Agreement may be terminated at any time prior to the Closing by the Authorized Representative after consultation with his legal advisors, if:

                           (i) the board of directors of TACT shall have
                  withdrawn, modified or changed, in a manner adverse to the Vanguard Stockholders, its approval or recommendation of the Contemplated Company Transactions, or the transactions contemplated in the Shareholder Stock Purchase Agreement, and recommended approval of a Company Acquisition Proposal and at the time of such withdrawal, modification or change a Company Acquisition Proposal that is a Superior Proposal is pending;

                           (ii) prior to the Shareholders Meeting, TACT receives
                  a Superior Proposal and TACT's board of directors shall have resolved to accept any Superior Proposal;

                           (iii) (A) there has been a breach by TACT of any
                  representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of TACT shall have become untrue, in either case such that the conditions set forth in Section 10.1 will not be satisfied at the Closing Date and (B) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by the Vanguard Stockholders to TACT; provided, that the right to terminate this Agreement pursuant to clause (iii) of this Section 12.4 shall not be available to the Authorized Representative if, at such time, Vanguard or any Vanguard Stockholder is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 9.1 will not be satisfied at the Closing Date.

         Section 12.5 Effect of Termination.

                  (a) If this Agreement is terminated:

                           (i) by TACT or the Authorized Representative pursuant
                  to clause (i) or (ii) of Section 12.2 or clause (iii) of
                  Section 12.4 and (A) (1) in the case of a termination pursuant to clause (i) of Section 12.2 or clause (iii) of Section 12.4, such termination results from the breach by TACT in a material respect of any of its material agreements or covenants set forth in this Agreement and, at the time of such breach, any Person shall have made a Company Acquisition Proposal that had become public and then remained pending or shall have publicly announced and not withdrawn an intention (whether or not conditional) to make a Company Acquisition Proposal, or (2) in the case of a termination pursuant to clause (ii) of Section 12.2, at the time of the Shareholders' Meeting, any person shall have made a Company Acquisition Proposal that had become public and then remained pending or shall have publicly announced and not withdrawn an intention (whether or not conditional) to make a Company Acquisition Proposal, (B) neither Vanguard nor any Vanguard Stockholder was in breach of any of its representations, warranties or covenants in this Agreement, (C) the board of directors of TACT at no time withdrew, modified or changed, in any manner adverse to the Vanguard Stockholders, the board's approval or recommendation of the Exchange or recommended approval of a Company Acquisition Proposal, or resolved to do any of the foregoing, and (D) within 12 months after such termination TACT shall consummate or enter into a definitive agreement which is ultimately consummated with the proponent of such Company Acquisition Proposal;

                           (ii) by TACT pursuant to clause (i) of Section 12.3;
                  or

                           (iii) by the Authorized Representative pursuant to
                  clause (i) or (ii) of Section 12.4;

then, TACT shall pay the Authorized Representative U.S. $500,000.00 (the "TACT Termination Amount") upon termination of this Agreement at the times and subject to the conditions set forth in the following sentence. All payments required by this Section 12.5(a)shall be made in cash by wire transfer to an account designated by the Authorized Representative on (1) in the case of clause (ii) of
Section 12.5(a), on the date of termination of this Agreement, (2) in the case of clause (iii) of Section 12.5(a), the date which is the third business day following the date of termination of this Agreement if this Agreement is terminated by the Authorized Representative, and (3) in the case of clause (i) of Section 12.5(a), the date on which the Company Acquisition Proposal referred to in subclause (D) thereof is consummated; provided, that TACT shall have no obligation to pay the TACT Termination Amount upon a termination pursuant to clause (i) of Section 12.5(a) unless and until the Company Acquisition Proposal referred to in subclause (D) of clause (i) of Section 12.5(a) has been consummated. TACT acknowledges that the agreements contained in this Section 12.5(a) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the Authorized Representative would not enter into this Agreement; accordingly, if TACT fails promptly to pay any amount due pursuant to this
Section 12.5(a), and, in order to obtain such payment, the Authorized Representative commences a suit which results in a judgment against TACT for the payment set forth in this Section 12.5(a), TACT shall pay to the Authorized Representative its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on such amount from the date payment was required to be made until the date such payment is actually made at the annual prime lending rate of Citigroup, N.A. in effect from time to time from the date such payment was required to be made, plus one percent (1%).

                  (b) In the event of termination of this Agreement and the abandonment of the Exchange Transaction pursuant to this ARTICLE 12, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 12.5 and Section 13.1; provided, that nothing herein shall relieve any party from any liability for any breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of such non-breaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved.

         Section 12.6 Extension; Waiver. At any time prior to the Closing, TACT may, by action taken by its board of directors, and the Authorized Representative may, by action taken by him on behalf of the Vanguard Stockholders, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         Section 13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the Contemplated Company Transactions, including all fees and expenses of its Representatives including all fees and expenses of its Representatives; provided, that all unpaid fees and expenses set forth on Exhibit 13.1, as the same shall be prepared by and hereafter updated by each of TACT, Vanguard and the Vanguard Stockholders between the execution of this Agreement and the Closing so as to reflect the reasonable costs and expenses of such Representatives, shall be paid at the Closing. Except as set forth in ARTICLE 12, if this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         Section 13.2 Notices.

                  (a) All notices, consents, waivers and other communications hereunder must be in writing and either (i) delivered personally, (ii) sent by facsimile transmission (with written confirmation of a successful transmission),
(iii) mailed by prepaid first class registered or certified mail, return receipt requested, or (iv) delivered by a nationally recognized prepaid overnight courier service (receipt requested), in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):

             if to TACT:

                               77 Brant Avenue, Suite 320
                               Clark, New Jersey  07066
                               Attention: Chief Financial Officer
                               Telephone:       (732) 499-8228
                               Facsimile:       (732) 499-9310

             with a copy (which shall not constitute notice) to:

                               Orrick, Herrington & Sutcliffe LLP
                               666 Fifth Avenue
                               New York, New York 10103
                               Attention:       Lawrence B. Fisher, Esq.
                               Telephone:       212) 506-5385
                               Facsimile:       (212) 506-5151
             if to the Authorized Representative or the Vanguard Stockholders:

                               T.V. Govindarajan
                               c/o Vanguard Info-Solutions Corporation
                               2088 Route 130 North
                               Monmouth Junction, NJ, USA 08852
                               Telephone:       (732) 951-0701
                               Facsimile:       (732) 951-0704

             with a copy (which shall not constitute notice) to:

                               McGuireWoods LLP
                               1345 Avenue of the Americas, 7th Floor
                               New York, NY 10105
                               Attention:       William A. Newman, Esq.
                               Telephone:       (212) 548-2100
                               Facsimile:       (212) 548-2150

             if to Vanguard, to:

                               Vanguard Info-Solutions Corporation
                               2088 Route 130 North
                               Monmouth Junction, New Jersey  08852
                               Telephone:       (973) 951-0701
                               Facsimile:       (973) 951-0704

             with a copy (which shall not constitute notice) to:

                               McGuireWoods LLP
                               1345 Avenue of the Americas, 7th Floor
                               New York, NY 10105
                               Attention:       William A. Newman, Esq.
                               Telephone:       (212) 548-2100
                               Facsimile:       (212) 548-2150

                  (b) All such notices, consents, waivers and other communications will (i) if delivered personally in the manner and to the address provided in this section, be deemed given upon delivery, (ii) if delivered by facsimile transmission in the manner and to the facsimile number provided in this section, be deemed given on the earlier of receipt or the first business day after transmission, (iii) if delivered by mail in the manner, and to the address provided in this section, be deemed given on the earlier of the fourth business day following mailing or upon receipt, and (iv) if delivered by overnight courier in the manner and to the address provided in this section, be deemed given on the earlier of receipt or the first business day following the date sent by such overnight courier.

         Section 13.3 Entire Agreement; Modifications. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter (including the letter of intent dated July 21, 2004) and constitutes (along with the Disclosure Schedules, Exhibits and other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         Section 13.4 Governing Law; Submission to Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of New York without giving effect to any choice of law or conflict of law provision or rule (whether New York or any other jurisdiction) that would require the application of any other law.

         Section 13.5 Assignment; Successors; No Third Party Rights. Neither party may assign any of its rights or delegate any of its obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties, except that any Vanguard Stockholder may assign its rights and obligations under this Agreement prior to the Closing subject to compliance with Section 6.9. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         Section 13.6 Severability. If any portion of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 13.7 No Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise by a party of its rights hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         Section 13.8 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the federal courts sitting in the County of New York, State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such courts and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

         Section 13.9 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         Section 13.10 Counterparts. This Agreement may be executed in one or more counterpart copies, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                           TACT:


                               By:       /s/ Richard D. Falcone
                                         --------------------------------
                                         Name: Richard D. Falcone
                                         Title: Chief Financial Officer



                           AUTHORIZED REPRESENTATIVE:


                               By:       /s/ T.V. Govindarajan
                                         --------------------------------
                                         Name: T.V. Govindarajan
                                         Title: Authorized Representative

                           EXCALIBUR INVESTMENT GROUP LIMITED:


                               By:       /s/ Geeta Gajjar
                                         --------------------------------
                                         Name: Geeta Gajjar
                                         Title: Authorized Signatory



                               By:       /s/ Andrew Harry Ball
                                         --------------------------------
                                         Name: Andrew Harry Ball

                           BERENSON INVESTMENTS LLC


                               By:       /s/ Steven Wayne
                                         --------------------------------
                                         Name: Steven Wayne
                                         Title: Secretary & Treasurer

                           VANGUARD INFO-SOLUTIONS CORPORATION


                               By:       /s/ Donald Kovalevich
                                         --------------------------------
                                         Name: Donald Kovalevich
                                         Title: Chief Executive Officer

                                                                      EXHIBIT A

                                                  LIST OF VANGUARD STOCKHOLDERS

                              VANGUARD STOCKHOLDERS


                                                                                                               NUMBER OF
                                                                                           NUMBER OF             SHARES
                                                                                        SHARES OF TACT        INCLUDED IN
                                                                                       CAPITAL STOCK TO     THE PRIOR COLUMN
                                                         NUMBER OF SHARES OF            BE RECEIVED AT       TO BE PLACED IN
          NAME OF VANGUARD STOCKHOLDER                   VANGUARD STOCK OWNED               CLOSING*            ESCROW
-------------------------------------------------- --------------------------------- ------------------ ---------------------
Excalibur Investment Group Limited                      680 Series A Shares                4,972,701           1,000,000
                                                        6,120 Series B Shares

-------------------------------------------------- --------------------------------- ------------------ ---------------------
Andrew Harry Ball                                       315 Series A Shares                2,303,531                   0
                                                        2,835 Series B Shares
-------------------------------------------------- --------------------------------- ------------------ ---------------------
Berenson Investments LLC                                5 Series A Shares                     36,564                   0
                                                        45 Series B Shares
-------------------------------------------------- --------------------------------- ------------------ ---------------------

-------------------------------------------------- --------------------------------- ------------------ ---------------------
                                           TOTAL:                                          7,312,796           1,000,000
-------------------------------------------------- --------------------------------- ------------------ ---------------------


*Inclusive of shares to be placed in escrow.

                                                                   EXHIBIT 10.7

                                                   FALCONE EMPLOYMENT AGREEMENT


                             [INTENTIONALLY OMITTED]

                                                                      EXHIBIT B

                                FORM OF POWER OF ATTORNEY AND CUSTODY AGREEMENT


               IRREVOCABLE POWER OF ATTORNEY AND CUSTODY AGREEMENT


T.V. Govindarajan
As Custodian and Attorney-in-Fact
c/o Vanguard Info-Solutions Corporation
2088 Route 130 North
Monmouth Junction, New Jersey 08852


Dear Mr. Govindarajan:

         Each of the undersigned proposes to transfer and deliver the number of shares (the "Shares") of Series A or Series B Common Stock, no par value (the "Common Stock") of Vanguard Info-Solutions Corporation, a New Jersey corporation formerly known as B2B Solutions, Inc., ("Vanguard"), that is shown under the signature line for the undersigned, (such number representing all of the undersigned's securities of Vanguard) in this Irrevocable Power of Attorney and Custody Agreement (this "Agreement"), beneficially owned by the undersigned, to TACT, Inc., a New York Company (the "Company"), in connection with the Exchange Transaction as such term is defined in the Share Exchange Agreement (the "Exchange Agreement"), dated as of January 21, 2005 between Vanguard and the Company of which this Agreement is a part, all substantially on the terms and subject to the conditions set forth in the Exchange Agreement.

         The undersigned shall deliver to you as Attorney-in-Fact (as defined below) one or more certificates representing the undersigned's interests in the Shares and any such additional documentation as you, Vanguard or the Company may reasonably request to effectuate or confirm compliance with any of the provisions hereon all of the foregoing to be in form and substance reasonably satisfactory in all respect to you, Vanguard and the Company.

         Each certificate representing Shares shall be delivered to you in negotiable form, except that the certificate may bear legends restricting transferability to comply with the Securities Act of 1933, as amended.

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Exchange Agreement.

         1. APPOINTMENT OF ATTORNEY-IN-FACT. In connection with the foregoing, each of the undersigned hereby appoints T.V. Govindarajan, with full power to act in all respects hereunder in his sole discretion, as the true and lawful attorney-in-fact and agent (the "Attorney-in-Fact"), of the undersigned, with full power and authority in the name of and for and on behalf of the undersigned with respect to all matters arising in connection with the sale of the Shares owned by the undersigned to the Company pursuant to the Exchange Agreement and the Escrow Agreement, (if the undersigned is a party to the Escrow Agreement) including, but not limited to, the power and authority:

                  (a) to exchange, sell, assign and transfer to the Company the Shares on the Closing Date, to deliver the Shares to the Escrow Agent (if the undersigned is a party to the Escrow Agreement) and to perform all obligations and functions of the Authorized Representative, each in accordance with the terms and conditions of the Exchange Agreement and the Escrow Agreement (if the undersigned is a party to the Escrow Agreement);

                  (b) for the purpose of effecting the Exchange Transaction, in the capacity of the Authorized Representative for the undersigned, to execute and deliver the Exchange Agreement substantially in the form previously delivered to the undersigned. The execution and delivery of the Exchange Agreement and the Escrow Agreement (if the undersigned is a party to the Escrow Agreement) by such Attorney-in-Fact shall be conclusive evidence with respect to the undersigned's approval hereto and to and comply with each and all of the provisions of the Exchange Agreement;

                  (c) in the sole and absolute discretion of the Attorney-in-Fact so acting, to exercise any power conferred upon and to take any action authorized or required to be taken by the undersigned as a stockholder of Vanguard transferring his or its Shares to the Company pursuant to the Exchange Agreement or the Escrow Agreement (if the undersigned is a party to the Escrow Agreement) and to take such action as the Attorney-in-Fact so acting may determine with respect to (i) the transfer on the stock record books of Vanguard of the Shares in order to effect such sale, (ii) the delivery to or for the account of the Company of the certificates for the Shares against receipt by the Custodian (as defined below) of that portion of the Exchange Shares ("Exchange Shares") to which the undersigned is entitled under the Exchange Agreement and
(iii) the delivery to the undersigned of the Exchange Shares;

                  (d) if deemed necessary by the Attorney-in-Fact, to retain legal counsel in connection with any and all matters referred to herein;

                  (e) to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including amendments to the Exchange Agreement and the Escrow Agreement (if the undersigned is a party to the Escrow Agreement), and to take all action that the Attorney-in-Fact so acting may consider necessary or appropriate in connection with or to carry out the aforesaid transfer of the Shares to the Company as fully as the undersigned could if then personally present with full capacity and authority;

                  (f) if necessary, to endorse (in blank or otherwise) on behalf of the undersigned the certificate(s) representing the Shares; or a stock power or powers attached to such certificate(s); and

                  (g) if and as applicable, to make payment, on behalf and for the account of the undersigned, of all costs and expenses payable by the undersigned pursuant to the provisions of the Exchange Agreement or the Escrow Agreement (if the undersigned is a party to the Escrow Agreement) or otherwise incurred and deemed appropriate by the Attorney-in-Fact so acting, including any applicable stock transfer taxes chargeable to the undersigned and any fees and expenses of the Custodian (as defined below), all in the sole and absolute discretion of the Attorney-in-Fact so acting, the undersigned hereby expressly promising to promptly repay such Attorney-in-Fact for any such payments made on behalf and for the account of the undersigned by such Attorney-in-Fact.

         2. APPOINTMENT OF CUSTODIAN; DEPOSIT OF SHARES; INSTRUCTIONS TO CUSTODIAN.

                  (a) The undersigned hereby appoints T.V. Govindarajan to act as custodian (the "Custodian") of the certificate(s) representing the Shares on the terms and subject to the conditions set forth in this Agreement.

                  (b) The undersigned hereby agrees to deliver to the Custodian a certificate or certificates representing the Shares, together with stock powers executed in blank. These certificates are to be held by the Custodian for the account of the undersigned and are to be disposed of by the Custodian in accordance with this Agreement.

                  (c) The undersigned hereby authorizes and directs the Custodian to hold the certificates deposited herewith in his custody with full power in the name of and for and on behalf of the undersigned and:

                           (i) to deliver, or cause to be delivered,
                  certificates representing the Shares to the Company on the Closing Date, fixed in accordance with the Exchange Agreement against receipt by the Custodian, in his capacity of the Attorney-in-Fact for the undersigned, of the Exchange Shares;

                           (ii) to determine, in the sole and absolute
                  discretion of the Custodian, whether and the time or times when, the purpose for, and the manner in which, any power conferred herein to the Custodian shall be exercised and the conditions, provisions and covenants of any instrument or document which may be executed by the Custodian pursuant hereto; and

                           (iii) to do all things and perform all acts pursuant
                  to the terms of this Agreement as the Custodian may in his sole and absolute discretion deem appropriate, including, without limitation, the execution and delivery of all certificates, receipts, instruments, letters of transmittal and other documents and papers required, contemplated by, or deemed by the Custodian appropriate in connection with this Agreement to the Company or any other person, and the employment of such counsel or other person or firms as the Custodian in its sole and absolute discretion shall deem necessary.

         3. REPRESENTATIONS AND WARRANTIES. The undersigned hereby represents warrants and agrees that:

                  (a) The undersigned has the legal authority to enter into this Agreement, has read the draft of the Exchange Agreement, dated as of January 21, 2005, previously delivered to the undersigned and understands the same, and hereby authorizes the Attorney-in-Fact to enter into such agreement with the Company, on behalf of the undersigned, as Authorized Representative thereof, and to provide all necessary performance in satisfaction of the terms and conditions of the Exchange Agreement.

                  (b) This Agreement, when executed by the undersigned, will be duly executed and delivered by the undersigned and shall constitute the legal, valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including those limiting the availability of specific performance, injunctive relief and other forms of equitable relief, standards of commercial reasonableness and good faith, and public policy.

                  (c) The undersigned has read the representations and warranties contained in the Stockholder Certificate attached as Exhibit C (the "Stockholder Certificate") to the draft of the Exchange Agreement previously delivered to the undersigned and understands the same, confirms that the same are, and will be as of the date of the execution of the Exchange Agreement and at the Closing Date true and correct, and hereby authorizes the Attorney-in-Fact, acting on behalf of the undersigned, to make such representations and warranties to the Company as provided therein.

         The undersigned further agrees that:

                           (i) The undersigned will notify the Attorney-in-Fact
                  in writing immediately of any changes as a result of developments occurring after the date hereof and prior to the Closing Date which could reasonably be expected to cause the representations and warranties that the undersigned has made in the Stockholder Certificate to be incorrect. The Attorney-in-Fact may consider that there has not been any such development unless advised to the contrary in writing;

                           (ii) The undersigned acknowledges that the
                  undersigned will pay or cause to be paid all costs and expenses incident to the performance of the undersigned's obligations under the Exchange Agreement that are not specifically provided for therein or otherwise paid by Vanguard; and

                           (iii) Until the Exchange Shares have been received by
                  the Custodian from the Company in consideration for the Shares or until this Agreement has been terminated, the undersigned agrees and acknowledges that the undersigned will not have the right or power to give, sell, pledge, hypothecate, grant liens on, deal with or contract with respect to, the Shares or any interest therein.

         Each of the forgoing representations and warranties are and at the Closing Date will be, true and correct, and each of the foregoing representations, warranties and agreements will survive termination of the Exchange Agreement and the delivery of and payment for the Shares.

         4. TERMINATION OF THIS AGREEMENT.

                  (a) All power and authority granted or conferred hereby is granted and conferred subject to the interests of Vanguard and each of the other undersigned stockholders of Vanguard and in consideration of those interests and for the purpose of assuring completion of the transactions contemplated by the Exchange Agreement and the Escrow Agreement (if the undersigned is a party to the Escrow Agreement). This Agreement is coupled with an interest and is irrevocable and shall not be terminated by any act of the undersigned or by operation of law, whether by death or the occurrence of any other event, and, if after the execution hereof the undersigned shall die or any other such event shall occur before the completion of the transactions contemplated by the Exchange Agreement, the Escrow Agreement and this Agreement (if the undersigned is a party to the Escrow Agreement), the Attorney-in-Fact, also acting as the Custodian, is nevertheless authorized and directed to complete all of such transactions as if such death or other event had not occurred and regardless of any notice thereof.

                  (b) Notwithstanding the foregoing, if all of the transactions contemplated by the Exchange Agreement, the Escrow Agreement (if the undersigned is a party to the Escrow Agreement) and this Agreement are not completed prior to the Termination Date, this Agreement shall terminate, subject, however, to all lawful action done or performed by the Attorney-in-Fact pursuant hereto prior to the actual receipt of such notice.

         5. LIMITATION OF LIABILITY; EXCULPATION AND INDEMNIFICATION.

                  (a) The undersigned agrees that the Custodian shall have no duties or responsibilities other than those expressly set forth in this Agreement, each of which are ministerial (and shall not be construed in any other way) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Custodian. The Custodian shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act or to enforce or compel compliance therewith. The Custodian shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any other signatory of any document or any other person to perform such person's obligations under any such document. Except for instructions given to Custodian Agent by the undersigned, the Custodian shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not the Custodian has knowledge thereof.

                  (b) The Custodian shall not be liable to the Company, Vanguard, the undersigned or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment except with respect to any losses, claims, damages or liabilities which shall be finally adjudicated to be the result of gross negligence or willful misconduct of the Attorney-in-Fact or Custodian. The Custodian may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Custodian), statement, instrument, report as other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Custodian to be genuine and to be signed or presented by the proper person or persons. The Custodian shall not be bound by any notice or demand, or any waiver, modification, termination or remission of this Agreement or any of the terms thereof unless evidenced by a writing delivered to the Custodian signed by the proper party or parties and, if the duties or rights of the Custodian are affected, unless the Custodian shall give its prior written consent thereto.

                  (c) The Custodian shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Custodian be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Custodian shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Custodian pursuant to the provisions hereof.

                  (d) The undersigned agrees that, whenever the Attorney-in-Fact and Custodian may obtain the advice of any such counsel as he may select in connection with any matter arising under the Exchange Agreement, the Escrow Agreement (if the undersigned is a party to the Escrow Agreement) or this Agreement, such Attorney-in-Fact and Custodian, as the case may be, shall not be liable for any action taken or omitted in good faith in accordance with such advice. The undersigned agrees, severally and not jointly, to indemnify and hold harmless the Attorney-in-Fact and Custodian against any and all losses, claims, damages or liabilities (including all costs, legal and other expenses) incurred as a result of any action taken or omitted by the Attorney-in-Fact and Custodian in accordance with the Exchange Agreement, the Escrow Agreement (if the undersigned is a party to the Escrow Agreement) or this Agreement, whether or not under the advice of counsel, except with respect to any losses, claims, damages or liabilities which shall be finally adjudicated to be the result of gross negligence or willful misconduct of the Attorney-in-Fact or Custodian.

         6. APPLICABLE LAW. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the laws of the State of New York, without regard to conflicts of laws principles, and this Agreement shall inure to the benefit of, and shall be binding upon, the undersigned and the undersigned's heirs, executors, administrators, successors and assigns, as the case may be.

         7. RETURN OF UNDELIVERED SHARES. If the Shares are not accepted by the Company against consideration therefor in the form of Exchange Shares in accordance with the terms and provisions of the Exchange Agreement or the Escrow Agreement (if the undersigned is a party to the Escrow Agreement), or if the Exchange Agreement and the Escrow Agreement (if the undersigned is a party to the Escrow Agreement) shall be otherwise terminated pursuant to the provisions thereof, the Custodian shall return to the undersigned the certificate(s) referred to in Section 2 of this Agreement and held by it for the account of the undersigned hereunder.

         8. MISCELLANEOUS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A faxed copy of an original signature shall be deemed an original signature. Until delivery of the consideration provided for in the Exchange Agreement has been made to the Attorney-in-Fact by or for the account of the Company, the undersigned shall remain the owner of the Shares and shall have all rights thereto which are not inconsistent with this Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

CUSTODIAN AND ATTORNEY-IN-FACT          VANGUARD STOCKHOLDER


                                        Name:
-----------------------------                 ---------------------------------
      T.V. Govindarajan                 By:
                                            -----------------------------------
                                        Title:
                                               --------------------------------
                                        Number of Shares:
                                                          ---------------------
                                        Certificate Number(s):
                                                               ----------------

                                                                      EXHIBIT C

                                              FORM OF STOCKHOLDER'S CERTIFICATE


                             STOCKHOLDER CERTIFICATE

         Reference is made to the Share Exchange Agreement (the "Exchange Agreement"), dated as of January 21, 2005, between Vanguard Info-Solutions Corporation, a New Jersey corporation ("Vanguard") formerly known as B2B Solutions, Inc., and TACT, Inc., a New York corporation (the "Corporation"), of which this Stockholder Certificate is a part. In connection with the proposed transfer by the undersigned of all of the shares of Vanguard Common Stock held by the undersigned (the "Shares") to the Corporation pursuant to the Exchange Agreement and the related Escrow Agreement, the undersigned hereby represents to the Corporation as follows (capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Exchange Agreement):

         1. This Certificate is made with the knowledge that counsel for the Corporation and Vanguard will rely on it in rendering their respective opinions pursuant to the Exchange Agreement.

         2. The undersigned is the record and beneficial owner of the Shares and holds such Shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever (including but not limited to any marital or community property interest). The undersigned has sole management over the disposition of the Shares. Upon delivery of the Shares to be exchanged by the undersigned pursuant to the Exchange Agreement and the Escrow Agreement (if the undersigned is a party to the Escrow Agreement), and delivery by the Corporation of the Exchange Shares to be exchanged therefor, the Corporation will receive on the Closing Date good and marketable title to such Shares, free and clear of any and all claims, charges, equities, liens, security interests and encumbrances whatsoever. The Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred except pursuant to the duly executed Irrevocable Power of Attorney and Custody Agreement, between the undersigned and T.V. Govindarajan (the "Attorney-in-Fact"), dated January 21, 2005 (the "Custody Agreement").

         3. The undersigned has the legal authority and right to transfer the Shares pursuant to the Custody Agreement and shall take any and all actions required to transfer the Shares to the Attorney-in-Fact pursuant to the Custody Agreement.

         4. The Exchange Agreement will be duly authorized, executed and delivered on behalf of the undersigned. Assuming the due authorization, execution and delivery of the Exchange Agreement and the Custody Agreement by the parties thereto, each constitutes the valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including those limiting the availability of specific performance, injunctive relief and other forms of equitable relief, standards of commercial reasonableness and good faith, and public policy.

         5. If the undersigned is a corporation, limited liability company or other similar entity, the undersigned represents and warrants that it is authorized and otherwise duly qualified to acquire and hold the Exchange Shares.

         6. The undersigned further represents, with respect to the portion of the Exchange Shares being acquired by the undersigned as follows:

                  (a) Such securities will be acquired for investment for his or its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof; and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of his or its property shall at all times be within his or its control. By execution hereof, the undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person with respect to any Exchange Shares to be received by the undersigned.

                  (b) The undersigned understands that the Exchange Shares at the time of issuance will not be registered under the Securities Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Corporation's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

                  (c) The undersigned agrees that, prior to the registration of the Exchange Shares for resale under the Securities Act, in no event will he or it make a disposition of any Exchange Shares unless and until (i) he shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a statement of the circumstances surrounding the proposed disposition, and (ii) he shall have furnished the Corporation with an opinion of counsel satisfactory to the Corporation and the Corporation's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available and (B) the proposed transfer will not violate any of said laws.

                  (d) The undersigned acknowledges that an investment in the Corporation is highly speculative and represents that he or it is able to fend for himself or itself in the transactions contemplated by the Exchange Agreement and hereby is either (i) an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended or (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investments, and has the ability to bear the economic risks (including the risk of a total loss) of the undersigned's investment. The undersigned represents that the undersigned has had the opportunity to ask questions of the Corporation concerning the Corporation's business and assets and to obtain any additional information which the undersigned considered necessary to verify the accuracy of or to amplify the Corporation's disclosures and has had all questions which have been asked satisfactorily answered by the Corporation.

                  (e) The undersigned acknowledges that the Exchange Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:   January 21, 2005


VANGUARD STOCKHOLDER:                           -------------------------------
                                                Name of Registered Holder

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------
Number of Vanguard Shares:
                           -----------
Certificate Number(s):
                       ---------------

                                                                      EXHIBIT D

                                                       FORM OF ESCROW AGREEMENT


                                ESCROW AGREEMENT
                                ----------------


         THIS ESCROW AGREEMENT, dated of _______ __, 2005, among THE A CONSULTING TEAM, INC., a New York (the "Company"), Excalibur Investment Group Limited (the "Escrowing Shareholder") a holder of issued and outstanding shares of capital stock of Vanguard Info-Solutions Corporation, a New Jersey corporation formerly known as B2B Solutions, Inc. ("Vanguard"), T. V. Govindarajan, acting in his capacity as the authorized representative of the Escrowing Shareholder (the "Authorized Representative") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the "Escrow Agent"). The Company and the Escrowing Shareholder are sometimes referred to herein collectively as the "Interested Parties."

                              W I T N E S S E T H:

         WHEREAS, the Company, Vanguard and the Escrowing Shareholder are parties to that certain Share Exchange Agreement, dated as of January 21, 2005 (the "Share Exchange Agreement"); and

         WHEREAS, the Escrowing Shareholder has appointed the Authorized Representative to act on their behalf in certain matters relating to the Share Exchange Agreement, including matters relating to this Agreement; and

         WHEREAS, subject to the terms and conditions of the Share Exchange Agreement, the Escrowing Shareholder is acquiring at the Closing (as defined in the Share Exchange Agreement) an aggregate of 4,972,701 shares of the Company's Common Stock, par value $0.01 (the "Transferred Shares"), in exchange for 9,950 of the 10,000 issued and outstanding shares of Vanguard, of which 1,000,000 of the Transferred Shares (the "Escrow Shares") are to be delivered into escrow to secure the indemnification obligations of the shareholders of Vanguard pursuant to Article 11 of the Share Exchange Agreement; and

         WHEREAS, the Company and the Escrowing Shareholder have agreed that the Escrow Agent shall hold the Escrow Shares pursuant to the terms and conditions of this Agreement and that the Escrow Shares are further subject to cancellation pursuant to Section 11.3 of the Share Exchange Agreement and this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement without definition shall have the meanings given them in the Share Exchange Agreement.

         2. DEPOSIT OF ESCROWED PROPERTY.

                  (a) To secure the performance by the Escrowing Shareholder of the Escrowing Shareholder' obligations to indemnify the Company pursuant to
Section 11.1(a) of the Share Exchange Agreement (the "Indemnification Obligations"), the Company has delivered the Escrow Shares to the Escrow Agent on behalf of the Escrowing Shareholder at the Closing. Subject to the terms and conditions of this Agreement, the Escrow Agent shall hold and administer the Escrow Shares and any dividends and distributions thereon or proceeds received therefrom received by the Escrow Agent (collectively, the "Escrow Property") in escrow. The number of Exchange Shares deposited in escrow on behalf of each Escrowing Shareholder shall be in proportion to the number of shares of capital stock of Vanguard held by each such Escrowing Shareholder on the Closing Date and shall further be set forth below the signature of each Escrowing Shareholder to this Agreement at the end hereof. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

                  (b) The Escrow Agent hereby acknowledges receipt of the Escrow Shares from the Escrowing Shareholder and the Company, and agrees to hold and to deliver the same in accordance with this Agreement.

                  (c) So long as the Escrowing Shareholder is not in default in respect of any of their Indemnification Obligations, the Escrowing Shareholder shall exercise and enjoy all the rights accruing from the ownership of the Escrowed Property.

         3. CLAIMS AND PAYMENTS; RELEASE FROM ESCROW.

                  (a) Whenever the Escrow Agent receives a Claim Notice from the Company that seeks indemnification from the Escrowing Stockholders, the Escrow Agent shall send a copy of the Claim Notice to the Authorized Representative together with a notice (the "Escrow Agent's Payment Notice") stating the Escrow Agent's intention to deliver all or a portion of the Escrowed Property in payment of the claim set forth in the Claim Notice. If on or prior to the tenth Business Day after it has sent the Escrow Agent's Payment Notice to the Authorized Representative, the Escrow Agent does not receive a written objection from the Authorized Representative, the Escrow Agent shall deliver to the Company (i) for cancellation Escrow Shares equal in value to the amount of the Losses set forth in the Escrow Agent's Payment Notice, such value to be computed as set forth in Section 11.3 of the Share Exchange Agreement and (ii), if no Escrow Shares remain, then any and all other Escrowed Property, up to the amount of the Losses stated in the Escrow Agent's Payment Notice, and the Escrow Agent shall thereupon be discharged of and from all other and further responsibilities with respect to the Escrowed Property as to the Losses set forth in the Escrow Agent's Payment Notice.

                  (b) Upon the later to occur of (i) the first anniversary of the Closing (the "Termination Date") and (ii) the date on which there shall have been resolved any outstanding claims for indemnification from the Escrowing Shareholder under the Share Exchange Agreement that are the subject of duly delivered Claim Notices that are outstanding and unresolved on the Termination Date, the Company shall deliver to the Escrow Agent a notice (the "Satisfaction Notice"), which Satisfaction Notice shall state that all of the Indemnification Obligations that are required to be satisfied during the period ending on the date of the Satisfaction Notice have been satisfied. Upon receipt of the Satisfaction Notice from the Company, the Escrow Agent shall deliver to the Escrowing Shareholder (or the assignees of the Escrowing Shareholder) all of the Escrowed Property then remaining with the Escrow Agent in proportion to the number of Exchange Shares initially deposited under this Agreement, and thereupon the Escrow Agent shall be discharged of and from all other and further responsibilities with respect to the Escrowed Property.

                  (c) Anything in this Agreement notwithstanding, if at any time the Escrow Agent receives written instructions signed by the Company and the Authorized Representative, or a final order of a court of competent jurisdiction that directs delivery of the Escrowed Property, the Escrow Agent shall, at the expense of the Company and the Authorized Representative, comply with such instructions or order. The Escrow Agent shall also be entitled to deposit the Escrowed Property with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings. Upon any delivery or deposit of the Escrowed Property as provided in this Section 3(c), the Escrow Agent shall thereupon be discharged of and from all other and further responsibilities with respect to the Escrowed Property.

         4. OBJECTIONS TO PAYMENT. If the Escrow Agent receives a written objection from the Authorized Representative to any Escrow Agent's Payment Notice, then the Escrow Agent shall continue to hold the Escrowed Property equal to the amount of Losses set forth in the Applicable Claim Notice until the Escrow Agent receives one of the following:

                  (a) written instructions signed by the Company and the Authorized Representative setting forth to whom any Escrowed Property shall be delivered in respect of the Escrow Agent's Payment Notice as to which written objection has been made; or

                  (b) following compliance with the provisions of Section 11.1(d) of the Share Exchange Agreement, a final decision of the majority of the arbitrators rendered pursuant to Section 11.1.(d) of the Share Exchange Agreement, constituting the conclusive determination of the arbitrators with respect to the matters set forth in the Escrow Agent's Payment Notice and the written objection thereto setting forth to whom the Escrowed Property shall be delivered in respect of such Escrow Agent's Payment Notice.

The Escrow Agent shall not be a necessary party to any judicial proceeding in which such an order is sought.

         5. CERTAIN TERMS CONCERNING ESCROWED PROPERTY.

                  (a) No Duty to Vote or Preserve Rights to Escrow Property. Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrowed Property (including with respect to the exercise of any voting rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a request of the Authorized Representative received by the Escrow Agent at least two business days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute, or shall cause its nominee to execute, and deliver to the Authorized Representative a proxy or other instrument in the form supplied to it by the Authorized Representative for voting or otherwise exercising any right with respect to any of the Escrow Shares held by it hereunder, to authorize therein the Authorized Representative to exercise such voting or other authority in respect of the Escrow Shares (provided, that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). The Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including proxy material, tenders, options, the pendency of calls and maturities and expiration of rights; it being understood that the intent of the parties is for any such notice, solicitation or other document or information to be sent directly to the underlying owner of Escrow Shares or, as applicable, to the Company, and not to the Escrow Agent.

                  (b) Distribution of Escrow Shares. Any distribution of all or any portion of the Escrow Shares made pursuant to Section 3 or Section 4 shall be made by delivery of the applicable certificate(s) held by the Escrow Agent representing such Escrow Shares, mailed by first class mail to the appropriate person at such address as the Escrow Agent may have previously been instructed in writing; and, if less than all of the Escrow Shares included on any such certificate are to be so distributed, then the Escrow Agent shall instruct the Company to, and the Company promptly shall, subdivide such certificate and (i) issue and deliver to the appropriate person the appropriate number of Escrow Shares to which such person is entitled and (ii) issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) one or more certificates representing the Escrow Shares that remain subject to this Agreement. The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, the Interested Parties in connection with the foregoing.

                  (c) Dividends and Distributions. Any dividends, whether cash dividends or otherwise, splits and any other distributions made with respect to the Escrow Shares received by the Escrow Agent from time to time during the term of this Agreement shall be added to and become a part of the Escrow Property (and, as such, shall become subject to the terms of this Agreement). The Escrow Agent shall be under no obligation or duty to invest (or otherwise pay interest on) any cash it may receive as part of the Escrow Property from time to time.

         6. CONCERNING THE ESCROW AGENT. (a) Each of the Interested Parties acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person or persons, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of any person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

                  (b) The Escrow Agent shall not be liable to any person for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damage or loss (including lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

                  (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other sub-escrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other sub-escrow agent was caused by the Escrow Agent's own gross negligence or willful misconduct in breach of this Agreement.

                  (d) Notwithstanding any term in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two business days after
(i) it has received the applicable documents required under this Agreement in proper form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

         7. COMPENSATION, EXPENSE REIMBURSEMENT AND INDEMNIFICATION. (a) Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) paying to or reimbursing the Escrow Agent for its reasonable attorney's fees and reasonable expenses incurred in connection with the preparation of this Agreement; (ii) paying the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis (the "Escrow Fees"); and (iii) reimbursing the Escrow Agent on demand for all reasonable costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder that are in excess of the Escrow Fees, including payment of any legal fees and reasonable expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

                  (b) Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, indemnifying the Escrow Agent (and its directors, officers and employees) and holding it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including attorney's fees and other reasonable costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

                  (c) Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time under this Agreement, whether now existing or hereafter arising. The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one business day notice to the Interested Parties of its intent to do so.

                  (d) The Escrow Agent may present invoices for its services hereunder (including for its fees and reimbursable expenses) and claims for indemnification hereunder to the Interested Parties by delivery of same to the Authorized Representative.

         8. TAX INDEMNIFICATION. Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) assuming any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) instructing the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and instructing the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as escrow agent under this Agreement, and (iii) indemnifying and holding the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to, the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

         9. RESIGNATION. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving 30 days' prior written notice of resignation to the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Authorized Representative will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder, subject to the consent of the Company (which consent shall not be unreasonably withheld or delayed). If, however, the Authorized Representative fails to name such a successor escrow agent within 20 days after the notice of resignation from the Escrow Agent, then the Company shall be entitled to name such successor escrow agent, subject to the consent of the Authorized Representative (which consent shall not be unreasonably withheld or delayed). If no successor escrow agent is named by the Company or the Authorized Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. Upon the resignation of the Escrow Agent, the Escrow Fees paid to the Escrow Agent will be returned to the party or parties that made such payment, on a pro-rated basis.

         10. DISPUTE RESOLUTION. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Property.

         11. CONSENT TO JURISDICTION AND SERVICE. The Company, the Escrow Agent and the Authorized Representative hereby irrevocably and unconditionally agree that any action, suit or proceeding, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of New York, and hereby irrevocably and unconditionally expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waive (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that any such party may have in such action, suit or proceeding. The Company, the Escrow Agent and the Authorized Representative hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, to such party's address set forth herein, such service to become effective ten days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 11.

         12. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

         13. FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         14. NOTICES. Any notice to a party permitted or required hereunder shall be in writing, and shall be sent to such party (i) by personal delivery,
(ii) by overnight delivery by a recognized courier or delivery service, or (iii) by registered or certified mail, return receipt requested, postage prepaid, or
(iv) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case to the party at its address set forth below (or to such other address as such party may hereafter designate by written notice to the other parties):

         If to the Escrowing Shareholder, or to the Authorized Representative, to:

                  T.V. Govindarajan
                  c/o Vanguard Info-Solutions Corporation
                  2088 Route 130 North
                  Monmouth Junction, New Jersey, USA 08852
                  Telephone: (732) 951-0701
                  Facsimile: (732) 951-0704

         with a copy (which shall not constitute notice) to

                  McGuireWoods LLP
                  1345 Avenue of the Americas
                  New York, New York 10105
                  Attention: William A. Newman, Esq.
                  Telephone: (212) 548-2100
                  Facsimile: (212) 548-2150

         if to the Company,

                  The A Consulting Team, Inc.
                  77 Brant Avenue
                  Clark, New Jersey 07066
                  Attention: Chief Financial Officer
                  Telephone: (732) 499-8228
                  Facsimile: (732) 499-9310

         with copies (which shall not constitute notice) to:

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention: Lawrence B. Fisher, Esq.
                  Telephone: (212) 506-5385
                  Facsimile: (212) 506-5151
                  and to:

                  McGuireWoods LLP
                  1345 Avenue of the Americas
                  New York, New York 10105
                  Attention: William A. Newman, Esq.
                  Telephone: (212) 548-2100
                  Facsimile: (212) 548-2150

         if to the Escrow Agent, to:

                  U.S. Bank Trust National Association
                  100 Wall Street, Suite 1600
                  New York, NY  10005
                  Attention:  Ms. Jean Clarke
                  Telephone:  (212) 361-6173
                  Facsimile:   (212) 361-6153

         15. MISCELLANEOUS.

                  (a) Binding Effect; Successors. This Agreement shall be binding upon the parties to this Agreement and their respective heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

                  (b) Modifications; Waivers. This Agreement may not be altered or modified without the express written consent of the Interested Parties and the Escrow Agent. Waiver of any term or condition of this Agreement by any party shall be effective only if in a writing signed by the party against whom such waiver is asserted. Any such waiver shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties to this Agreement and delivered to the other parties.

                  (e) General. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires: (i) pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require; (ii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word "person" shall refer to any individual, corporation, general or limited partnership, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity; (iv) article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement; (v) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation;"
(vi) the word "or" is not exclusive; and (vii) provisions apply to successive events and transactions.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.


                           THE ESCROWING SHAREHOLDER:

                           EXCALIBUR INVESTMENT GROUP LIMITED


                           By:
                               ---------------------------------------------
                               Name: Matthew Charles Stokes
                               Title: Director
                               Escrow Shares: 1,000,000


                           THE AUTHORIZED REPRESENTATIVE:


                               ----------------------------------------------
                                    T.V. Govindarajan, acting as
                                    Authorized Representative


                           THE COMPANY:

                           THE A CONSULTING TEAM, INC.


                           By:
                               ---------------------------------------------
                               Name: Shmuel BenTov
                               Title: President and Chief Executive Officer


                           ESCROW AGENT:

                           U.S. BANK TRUST NATIONAL ASSOCIATION


                           By:
                               ---------------------------------------------
                               Name: Jean Clark
                               Title: Assistant Vice President

                        Exhibit A to the Escrow Agreement
                        ---------------------------------


                                ESCROW AGENT FEES

Escrow Agency Fee: $3,500, payable upon execution and delivery of this Escrow Agreement by the Escrow Agent, plus reasonable out of pocket fees and expenses, payable upon request from time-to-time to upon presentation of an invoice for same to the Authorized Representative and/or the Company.

                                                                      EXHIBIT E

                                                                  BOARD MEMBERS



                             LIST OF BOARD NOMINEES


                                Andrew Harry Ball

                                William A. Newman

                                                                 EXHIBIT 9.4(A)

                                                   VANGUARD'S COUNSEL'S OPINION


                             [Intentionally Omitted]

                                                                Exhibit 10.4(a)

                                                       TACT's Counsel's Opinion



                             [Intentionally Omitted]

                                                                     Exhibit 9.1

                                                                  EXECUTION COPY

                        PRINCIPAL SHAREHOLDER'S AGREEMENT

         This PRINCIPAL SHAREHOLDER'S AGREEMENT (this "Agreement") dated as of January 21, 2005, is made by and among Oak Finance Investments Limited, a British Virgin Islands company (the "Buyer"), and Shmuel BenTov (the "Shareholder"), a shareholder of The A Consulting Team, Inc., a New York corporation (the "Company").

                                  THE RECITALS

         A. Simultaneously herewith the Buyer is entering into (a) a Stock Purchase Agreement with the Shareholder, dated the date hereof (the "Shareholder Stock Purchase Agreement"), pursuant to which the Buyer agrees to buy from the Shareholder and Ronit BenTov, and the Shareholder and Ronit BenTov agree to sell to the Buyer, 1,024,697 shares of the Company's Common Stock, par value $0.01 per share, on the terms and conditions set forth therein, and (b) a Stock Purchase Agreement with the Company, dated the date hereof (the "Company Stock Purchase Agreement"), pursuant to which the Buyer will purchase from the Company, and the Company will sell to the Buyer, up to 1,250,000 shares of the Common Stock, but not less than 625,000 shares of the Common Stock, on the terms and conditions set forth therein.

         B. Simultaneously herewith the Company is entering into a Share Exchange Agreement, dated the date hereof (the "Company Share Exchange Agreement"), with the shareholders of Vanguard Info-Solutions Corporation, a New Jersey corporation ("Vanguard"), pursuant to which the shareholder of Vanguard will exchange 100% of the issued and outstanding shares of all classes of Vanguard with the Company for an aggregate of 7,312,796 shares of the Company's Common Stock (the "Exchange"). Upon consummation of the Exchange, Vanguard will be a wholly owned subsidiary of the Company.

         C. The Shareholder beneficially owns 1,024,697 issued and outstanding shares of Common Stock.

         D. In order to induce the Buyer to enter into the Shareholder Stock Purchase Agreement, the Buyer has required that the Shareholder agree, and the Shareholder has agreed, among other things, to execute and deliver this Agreement with respect to all shares of the Company's stock of all classes now owned of record or beneficially or in the future acquired by the Shareholder (all such shares, including those now owned and those acquired in the future being referred to herein as the "Shares"), on the terms and conditions provided for herein.

         E. In this Agreement the term "Purchase Agreements" means the Company Stock Purchase Agreement and the Company Share Exchange Agreement. Unless otherwise stated in this Agreement, other capitalized terms used but not defined herein shall have the meanings set forth in the Shareholder Stock Purchaser Agreement.

                                  THE AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

         Section 1. Agreement to Vote the Shares. During the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms (the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of the Company called with respect to any of the following or in connection with the written consent of the holders of any class or classes of the capital stock of the Company with respect to any of the following, the Shareholder shall vote (or cause to be voted) the Shares (x) in favor of the approval of the terms of the Purchase Agreements and each of the transactions contemplated by the Purchase Agreements (and any actions required in furtherance thereof), (y) against any action, proposal, transaction or agreement that to the knowledge of the Shareholder would constitute a Breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its subsidiaries under this Agreement or each of the Purchase Agreements or of the Shareholder under this Agreement and (z) against the following actions or proposals (other than the transactions with the Buyer and the shareholders of Vanguard that are contemplated by this Agreement or either of the Purchase Agreements) (collectively, the "Restricted Proposals"):
(i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries, and any Company Acquisition Proposal (as defined in the Company Share Exchange Agreement); (ii) a sale, lease or transfer of a significant part of the assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries (each of the actions in clauses (i) or (ii), a "Business Combination"); and (iii) (A) any change in the persons who constitute the board of directors of the Company that is not approved in advance by at least a majority of the persons who were directors of the Company as of the date of this Agreement (or their successors who were so approved), (B) any change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws, (C) any other material change in the Company's corporate structure or business or (D) any other action or proposal involving the Company or any of its subsidiaries that is intended, or to the knowledge of the Shareholder would reasonably be expected, to prevent, impede or materially interfere with, delay or postpone the transactions contemplated by this Agreement or the Purchase Agreements. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. The Shareholder will not enter into any agreement, letter of intent, agreement in principle or understanding with any person that violates or conflicts with, or could reasonably be expected to violate or conflict with, the provisions and agreements contained in this Agreement or the Purchase Agreements.

         Section 2. Grant of Irrevocable Proxy. The Shareholder hereby irrevocably appoints the Buyer, or any designee of the Buyer, the lawful agent, attorney and proxy of the Shareholder during the Voting Period (which proxy shall be automatically revoked without any further action on the part of the Shareholder at the end of the Voting Period) at any meeting of the shareholders of the Company that may be called with respect to any of the following, or in connection with any written consent of the shareholders of the Company with respect to any of the following, to vote (or cause to be voted) the Shares held of record or beneficially by the Shareholder (excluding the shares owned by Ronit BenTov) (a) in favor of the approval of the terms of the Purchase Agreements and each of the actions contemplated by the Purchase Agreements (and any actions required in furtherance thereof); (b) against any action, proposal, transaction or agreement that to the knowledge of the Shareholder would constitute a Breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under either of the Purchase Agreements, or of the shareholder under this Agreement; and (c) against any Restricted Proposal. The Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Shares. The Shareholder shall not during the term of this Agreement purport to vote (or execute a consent with respect to) the Shares in connection with any of the matters specified in clauses (a), (b) or (c) of this Section 2 (the "Specified Matters") (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any of the Shares in respect of the Specified Matters, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares in connection with any of the Specified Matters.

         Section 3. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Shareholder as follows:

         (a) Due Authorization; Binding Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (b) No Conflicts. Except for (i) applicable requirements of the Securities Act and the Exchange Act , (ii) the applicable requirements of state securities, takeover or blue sky laws and (iii) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws,
(A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by the Buyer and the consummation by each of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by the Buyer nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof shall
(1) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws (or similar documents), (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults which do not, individually or in the aggregate, materially impair the ability of the Buyer to perform its obligations hereunder.

         (c) Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to execute and deliver this Agreement.

         Section 4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Buyer as follows:

         (a) Ownership of Shares. The Shareholder is the record or beneficial owner of the Shares and has the power to vote and dispose of the Shares. No other Person has any right to vote or dispose of the Shares either singly or on a shared basis with the Shareholder.

         (b) Due Authorization; Binding Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (c) No Conflicts. Except for (i) the applicable requirements of the Exchange Act and the Securities Act, (ii) the applicable requirements of state securities, takeover or blue sky laws and (iii) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws,
(A) no filing by the Shareholder with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by the Shareholder nor the consummation by the Shareholder of the transactions contemplated hereby nor compliance by the Shareholder with any of the provisions hereof shall result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Shareholder is a party or by which it or any of its properties or assets may be bound or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults which individually or in the aggregate would not reasonably be expected to materially adversely affect the ability of the Shareholder to perform its obligations hereunder.

         Section 5. Certain Covenants of the Shareholder. The Shareholder hereby covenants and agrees as follows:

         (a) No Solicitation. During the term of this Agreement, the Shareholder will not, directly or indirectly, solicit, facilitate, participate in or initiate any inquiries or the making of any proposal by any person or entity (other than the stockholder of Vanguard) which constitutes, or may reasonably be expected to lead to any sale of the Shares or any Company Acquisition Proposal, except to the extent that such action is taken by the Shareholder or such other persons in connection with or relating to actions permitted to be taken by the directors of the Company in compliance with Section 7.7 of the Company Share Exchange Agreement. If the Shareholder receives an inquiry or proposal with respect to the sale of Shares, then the Shareholder shall promptly inform the Buyer of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Shareholder shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         (b) Restriction on Transfer, Proxies and Non-Interference. From the date hereof through the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 9(g), and except as contemplated hereby, the Shareholder will not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares or (ii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by the Shareholder of his obligations under this Agreement.

         Section 6. Legend. The Shareholder shall promptly cause the following legend to be conspicuously noted on each certificate representing the Shares:

                    "The shares represented by this certificate are subject to a
                 Principal Shareholders Agreement, dated as of January 21, 2005. The Principal Shareholders Agreement restricts the transferability of the shares represented by this certificate and includes a voting agreement and an irrevocable proxy to vote the shares represented by this certificate."

         Section 7. Further Assurances. From time to time, at the other party's request and without further consideration, each party to this Agreement shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to effectuate the transactions contemplated by this Agreement.

         Section 8. Fiduciary Duties. Nothing in this Agreement shall prevent the Shareholder from taking any action which is required in his good faith judgment to fulfill his fiduciary duties as a director of the Company in his capacity as such.

         Section 9. Miscellaneous.

         (a) Entire Agreement; Assignment. This Agreement, together with the Purchase Agreements and the other Documents (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that the Buyer may assign its rights and obligations hereunder to any Related Party of the Buyer, but no such assignment shall relieve the Buyer of its obligations hereunder if such assignee does not perform such obligations.

         (b) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the Shareholder and the Buyer.

         (c) Publication. The Shareholder hereby consents to disclosure in any proxy statement to be filed by the Company in connection with any of the transactions contemplated by this Agreement or the Purchase Agreements (including all documents and schedules filed with the SEC) and press releases with respect thereto, of the identity of the Shareholder and ownership of the Shares and the nature of his commitments, arrangements and understandings pursuant to this Agreement. The Company agrees to give the Shareholder a reasonable opportunity to review the disclosures referenced in the immediately preceding sentence. The Shareholder will amend the Schedule 13D heretofore filed by it with the Commission to report the Contemplated Transactions and the consummation thereof.

         (d) Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile during normal business hours or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

         If to the Shareholder, to:

                              Shmuel BenTov
                              130 Carthage Road
                              Scarsdale, New York  10583
                              Telephone:  (914) 725-1948
                              Facsimile: ______________

                           with a copy to:

                              Sichenzia Ross Friedman Ference LLP
                              1065 Avenue of the Americas
                              21st Floor
                              New York, NY 10018
                              Attention: Jeffrey J. Fessler, Esq.
                              Telephone: (212) 398-4627
                              Facsimile Number: (212) 930-9725
                              jfessler@srffllp.com

         If to the Buyer, to:

                              Oak Finance Investments Limited
                              c/o Arias Fabrega & Fabrega Trust Company BVI Ltd. 325 Waterfront Drive
                              Omar Hodge Building, 2nd Floor
                              Wickham's Cay
                              Road Town, Tortola,
                              British Virgin Islands
                              Telephone:  _____________________
                              Facsimile Number: _______________

                           with a copy to:

                              McGuireWoods LLP
                              1345 Avenue of the Americas
                              7th Floor
                              New York, NY 10105
                              Attention:  William A. Newman
                              Facsimile No.:  212-548-2150

If given personally or by documented courier or delivery service, or transmitted by facsimile, a notice shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

         (e) Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regard to any laws or regulations relating to choice of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (f) Cooperation as to Regulatory Matters. If so requested by The Company, promptly after the date hereof, the Shareholder will use his reasonable commercial efforts to make all filings that are required to be made by the Shareholder to obtain any regulatory approvals that may be required in connection with the transactions contemplated hereby.

         (g) Termination. This Agreement shall terminate on the earlier of (i) the Closing and (ii) the termination of this Agreement or either of the Purchase Agreements in accordance with their respective terms; provided, that Section 1 and Section 2 of this Agreement shall terminate, and the Voting Period shall be deemed to have ended, as to any Shares held by any Shareholder in excess of 500,000 if the board of directors of the Company in the exercise of its fiduciary duties, withdraws, modifies or changes in any manner adverse to the Buyer its approval with regard to the transactions contemplated by the Shareholder Stock Purchase Agreement or its recommendation with regard to any of the transactions contemplated by either of the Purchase Agreements.

         (h) Third Party Beneficiary. The Shareholder acknowledges and agrees that the stockholders of Vanguard are relying upon the Stockholder's performance of and compliance with his obligations under this Agreement and are third party beneficiaries of this Agreement.

         (i) Specific Performance. Each of the parties to this Agreement recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (j) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

         (k) Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party to this Agreement of a breach of any provision under this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision under this Agreement.

         (l) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto within ten days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

         (m) Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

         (n) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (o) Signatures. This Agreement may be executed with original or facsimile signatures in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one-and-the-same document.

         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.


                                       OAK FINANCE INVESTMENTS LIMITED


                                            By:    /s/ Brenda Patricia Cocksedge
                                                   -----------------------------
                                            Name:  Brenda Patricia Cocksedge
                                            Title: Director


                                       SHAREHOLDER

                                            By:    /s/ Shmuel BenTov
                                                   --------------------
                                                   Name:  Shmuel BenTov
                                                   Title: Shareholder